Exhibit 10.8

Execution Version

LEASE

by and between

BMR-SIDNEY RESEARCH CAMPUS LLC,

a Delaware limited liability company

and

INTELLIA THERAPEUTICS, INC.,

a Delaware corporation

Table of Contents

1.	Lease of Premises	1

2.	Basic Lease Provisions	2

3.	Term	4

4.	Possession and Commencement Date	5

5.	Condition of Premises	8

6.	Rentable Area	8

7.	Rent	9

8.	Rent Adjustments	10

9.	Operating Expenses	10

10.	Taxes on Tenant’s Property	16

11.	Security Deposit	16

12.	Use	19

13.	Rules and Regulations, CC&Rs, Parking Facilities and Common Area	22

14.	Project Control by Landlord	24

15.	Quiet Enjoyment	25

16.	Utilities and Services	25

17.	Alterations	30

18.	Repairs and Maintenance	32

19.	Liens	34

20.	Estoppel Certificate	35

21.	Hazardous Materials	35

22.	Odors and Exhaust	39

23.	Insurance; Waiver of Subrogation	40

24.	Damage or Destruction	43

25.	Eminent Domain	45

26.	Surrender	46

27.	Holding Over	47

28.	Indemnification and Exculpation	48

29.	Assignment or Subletting	49

30.	Subordination and Attornment	54

i

31.	Defaults and Remedies	54

32.	Bankruptcy	60

33.	Brokers	60

34.	Definition of Landlord	61

35.	Limitation of Landlord’s Liability	61

36.	Joint and Several Obligations	62

37.	Representations	62

38.	Confidentiality	62

39.	Notices	63

40.	Miscellaneous	63

41.	Rooftop Installation Area	66

42.	Option to Extend Term	67

ii

LEASE

THIS LEASE (this “Lease”) is entered into as of this 6th day of January, 2016 (the “Execution Date”), by and between BMR-Sidney Research Campus LLC, a Delaware limited liability company (“Landlord”), and Intellia Therapeutics, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord owns certain real property (the “Property”) and the improvements on the Property located at 40 Erie Street and 200 Sidney Street, Cambridge, Massachusetts, including the buildings located thereon; and

B. WHEREAS, Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, certain premises (the “Premises”) located on the basement, first floor and second floor of the building located at 40 Erie Street (the “Building”), pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Lease of Premises.

1.1. Effective on the Term Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as shown on Exhibit A attached hereto, including exclusive shafts, cable runs, mechanical spaces and rooftop areas, for use by Tenant in accordance with the Permitted Use (as defined below) and no other uses (except that (i) the Waste Storage Area (as defined below) and (ii) any Rooftop Installation Area (as defined below) designated after the date hereof are explicitly not part of the Premises demised under this Lease). The Property and all landscaping, parking facilities, private drives and other improvements and appurtenances related thereto, including the Building, the 200 Sidney Street Building (as hereinafter defined), and the parking garage located at 47 Erie Street in Cambridge, Massachusetts (to the extent of Landlord’s interest therein) (the “Parking Garage”), are hereinafter collectively referred to as the “Project.” All portions of the Building that are for the non-exclusive use of the tenants of the Building only, and not the tenants of the Project generally, including but not limited to service corridors, stairways, elevators, public restrooms and public lobbies (all to the extent located in the Building), are hereinafter referred to as “Building Common Area.” All portions of the Project that are for the non-exclusive use of tenants of the Project generally, including driveways, sidewalks, parking areas, the Parking Garage, landscaped areas, and service corridors, stairways, and elevators (but excluding Building Common Area), are hereinafter referred to as “Project Common Area.” The Building Common Area and Project Common Area are collectively referred to herein as “Common Area.”

2. Basic Lease Provisions. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1. This Lease shall take effect upon the Execution Date and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

2.2. In the definitions below, each current Rentable Area (as defined below) is expressed in square feet. Rentable Area and “Tenant’s Pro Rata Share” are all subject to adjustment as provided in this Lease.

Definition or Provision	Means the Following (As of the Term Commencement Date)
Approximate Rentable Area of Premises	65,319 square feet
Approximate Rentable Area of Building	106,638 square feet
Tenant’s Pro Rata Share of Building	61.25%

2.3. Monthly and annual installments of Base Rent for the Premises (“Base Rent”) as of the Rent Commencement Date (as defined below), subject to adjustment under this Lease:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent

Rent Commencement Date – The day prior to first (1st) anniversary of Rent Commencement Date	65,319	$68.00 annually	$370,141	$4,441,692

2.4. Estimated Term Commencement Date: October 1, 2016

2.5. Estimated Term Expiration Date: September 30, 2026

2.6. Security Deposit: $2,200,000.

2.7. Permitted Use: Office and laboratory use, including a vivarium, in conformity with all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities (as defined below), committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, the Building, the Property, the Project, Landlord or Tenant, including both statutory and common law and hazardous waste rules and regulations (“Applicable Laws”). Tenant acknowledges and agrees that, notwithstanding anything in this Lease to the contrary, pursuant to Applicable Laws, the portion of the Premises located in the basement of the Building is not permitted to be occupied by human beings and may only be used for storage purposes or other uses that are included within the Permitted Use that do not involve or require occupancy by human beings.

2.8. Address for Rent Payment:

BMR-Sidney Research Campus LLC

Attention Entity 241

P.O. Box 511415

Los Angeles, California 90051-7970

2.9. Address for Notices to Landlord:

BMR-Sidney Research Campus LLC

17190 Bernardo Center Drive

San Diego, California 92128

Attn: Real Estate Legal Department

2.10. Address for Notices to Tenant prior to Term Commencement Date:

Intellia Therapeutics, Inc.

130 Brookline Street, Suite 201

Cambridge, Massachusetts 02139

Attn: General Counsel

Email: ITXNOTICE@Intelliatx.com

Address for Notices to Tenant following Term Commencement Date:

Intellia Therapeutics, Inc.

40 Erie Street, Suite 130

Cambridge, Massachusetts 02139

Attn: General Counsel

Email: ITXNOTICE@Intelliatx.com

2.11. Address for Invoices to Tenant prior to Term Commencement Date:

Intellia Therapeutics, Inc.

130 Brookline Street, Suite 201

Cambridge, Massachusetts 02139

Attn: VP of Finance

Email: ITXNOTICE@Intelliatx.com

Address for Invoices to Tenant following Term Commencement Date:

Intellia Therapeutics, Inc.

40 Erie Street, Suite 130

Cambridge, Massachusetts 02139

Attn: VP of Finance

Email: ITXNOTICE@Intelliatx.com

2.12. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Work Letter
Exhibit B-1	Tenant Work Insurance Requirements
Exhibit C	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit D	Landlord’s Work
Exhibit E	Form of Letter of Credit
Exhibit F	Plan of Premises Layout Zones
Exhibit G	Rules and Regulations
Exhibit H	PTDM
Exhibit I	Tenant’s Personal Property
Exhibit J	Form of Estoppel Certificate
Exhibit K	Definition of Obsolete Equipment
Exhibit L	Signage Plan

3. Term.

3.1. The actual term of this Lease (as the same may be extended pursuant to Article 42 hereof, and as the same may be earlier terminated in accordance with this Lease, the “Term”) shall commence on the actual Term Commencement Date (as defined in Article 4) and end on the date (the “Term Expiration Date”) that is one hundred twenty (120) months after the Term Commencement Date, subject to extension or earlier termination of this Lease as provided herein.

3.2. Provided that the Premises are programmed in accordance with the lab and office zones identified on Exhibit F attached hereto, and incorporate flexible wall and lab bench systems as of the date the Termination Option Notice (as hereafter defined) is delivered and the Termination Date (as hereafter defined), Tenant shall have the one-time option to terminate this Lease with respect to the entire Premises (the “Termination Option”) on the sixth (6th) anniversary of the Term Commencement Date (the “Termination Date”) by providing Landlord with written notice thereof (the “Termination Option Notice”) on or prior to the date which is twelve (12) months prior to the Termination Date. If Tenant timely delivers the Termination Option Notice, then, on or before the date which is ten (10) business days after the date the Termination Option Notice is delivered to Landlord, Tenant shall deliver to Landlord the Termination Fee (as defined below) as consideration for and a condition precedent to such early termination. The “Termination Fee” equals the unamortized amounts (as of the Termination Date) of the brokerage commissions paid in connection with this Lease, which amounts shall be calculated by amortizing the same on a straight-line basis commencing on the Term Commencement Date (as defined below) and ending on the Term Expiration Date. If Tenant fails to timely deliver to Landlord the Termination Option Notice or the Termination Fee, then the Termination Option shall automatically terminate and be of no further force or effect. If Tenant timely delivers to Landlord the Termination Option Notice and the Termination Fee, then Tenant shall surrender the Premises to Landlord on or before the Termination Date in accordance with all of the terms and conditions of this Lease. If Tenant does not so surrender the Premises in accordance with all of the terms and conditions of this Lease on or before the Termination Date, then Tenant, pursuant to Article 27, shall become a tenant at sufferance until the actual date that Tenant surrenders the Premises to Landlord in accordance with the terms and conditions of this Lease. If Tenant timely delivers to Landlord the Termination Option Notice and the Termination Fee, then this Lease shall terminate on the Termination Date and shall thereafter be of no further force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination thereof. Notwithstanding anything in this Section to the contrary, Tenant shall not be permitted to exercise the Termination Option during any period of time during which Tenant is in Default (as defined below) (so long as Tenant has received prior written notice of such Default). Any attempted exercise of the Termination Option during a period of time in which Tenant is in Default shall be void and of no force or effect. The Termination Option is personal to Intellia Therapeutics, Inc., and may not be exercised by any assignee, sublessee or transferee of this Lease, except to Tenant’s Affiliate (as defined below) subsequent to an Exempt Transfer (as defined below), unless Landlord expressly agrees that the Termination Option may be transferred to any such assignee, sublessee or transferee, which agreement Landlord may grant or withhold in its sole discretion.

4. Possession and Commencement Date.

4.1. Landlord shall use commercially reasonable efforts to tender possession of the Premises to Tenant on or before the Estimated Term Commencement Date, with the work (the “Tenant Improvements”) required of Landlord described in the Work Letter attached hereto as Exhibit B (the “Work Letter”) Substantially Complete (as defined below). Tenant agrees that in the event such work is not Substantially Complete on or before the Estimated Term Commencement Date for any reason, then (a) this Lease shall not be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, (c) the Term Expiration Date shall be extended accordingly and (d) Tenant shall not be responsible for the payment of any Base Rent until the actual Term Commencement Date as described in Section 4.2 occurs. Notwithstanding anything in this Lease (including the Work Letter) to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of Force Majeure (as defined below).

4.2. The “Term Commencement Date” shall be the date that Landlord tenders possession of the Premises to Tenant with the Tenant Improvements and the work in the Premises to be performed by Landlord described on Exhibit D attached hereto (the “Landlord’s Work”) each Substantially Complete. If Landlord’s tender of possession of the Premises is delayed by (a) any default by Tenant under this Lease and the Work Letter of which prior notice has been provided to Tenant, including Tenant’s failure to timely pay the Excess TI Costs to Landlord, (b) Tenant’s request to change the Tenant Improvements or (c) interference with the completion of the Tenant Improvements or Landlord’s Work as a result of Tenant’s early access pursuant to Section 4.3 below (each, a “Tenant Delay”), then the Term Commencement Date shall be the date that the Term Commencement Date would have occurred but for such Tenant Delay. Notwithstanding anything to the contrary contained herein, if Landlord fails to deliver the Premises to Tenant with the Tenant Improvements Substantially Complete (i) on or before the date that is the earlier of (A) seventy-five (75) days after the Estimated Term Commencement Date or (B) December 31, 2016, Base Rent shall be abated one (1) day for each day after the Estimated Term Commencement Date that Landlord fails to deliver the Premises to Tenant with the Tenant Improvements Substantially Complete and (ii) on or before the date that is one hundred twenty (120) days after the Estimated Term Commencement Date, Base Rent shall be abated two (2) days for each day after the Estimated Term Commencement Date that Landlord fails to deliver the Premises with Tenant’s Improvements Substantially Complete. In addition, in the event the Term Commencement Date has not occurred within one hundred twenty (120) days after the Estimated Term Commencement Date, Tenant shall have the right to terminate this Lease by delivering written notice to Landlord within one hundred thirty (130) days after the Estimated Term Commencement Date. Tenant shall execute and deliver to Landlord written acknowledgment of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Premises required for the Permitted Use by Tenant shall not serve to extend the Term Commencement Date. The term “Substantially Complete” or “Substantial Completion” as used herein with respect to (x) the Landlord’s Work means that the Landlord’s Work is substantially complete, except for minor punch list items; and (y) the Tenant Improvements means the Tenant Improvements are substantially complete in accordance with the Approved Plans (as defined in the Work Letter), except for minor punch list items that do not interfere with Tenant’s Permitted Use, and a temporary or permanent certificate of occupancy for the Premises has been issued. Landlord shall use commercially reasonable efforts to complete the punch list items within a reasonable period of time following the Term Commencement Date. In the event Landlord obtains a temporary certificate of occupancy for the Premises, Landlord shall obtain a permanent certificate of occupancy within a reasonable period of time following the Term Commencement Date.

4.3. Landlord shall cause the Tenant Improvements to be constructed in the Premises pursuant to the Work Letter at a cost to Landlord not to exceed (a) Nine Million Seven Hundred Ninety-Seven Thousand Eight Hundred Fifty and 00/100 Dollars ($9,797,850.00) (based upon One Hundred Fifty Dollars ($150.00) per square foot of Rentable Area) (the “Base TI Allowance”), plus (b) up to Six Thousand Five Hundred Thirty-Two and 00/100 Dollars ($6,532.00) (the “A&E Allowance”), for a total of Nine Million Eight Hundred Four Thousand Three Hundred Eighty-Two and 00/100 Dollars ($9,804,382.00). The Base TI Allowance, together with the A&E Allowance, shall be referred to herein as the “TI Allowance.” The TI Allowance may be applied to the costs of (m) construction, (n) project management by Landlord (which fee shall equal three percent (3%) of the cost of the Tenant Improvements), (o) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Landlord, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Tenant, (p) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (q) building permits and other taxes, fees, charges and levies by Governmental Authorities (as defined below) for permits or for inspections of the Tenant Improvements and (r) costs and expenses for labor, material, equipment and fixtures. The A&E Allowance may be applied to the costs of space planning and architectural, engineering and related services performed by third parties unaffiliated with Tenant for the Tenant Improvements. In no event shall the TI Allowance be used for (t) the cost of work that is not authorized by the Approved Plans (as defined in the Work Letter) or otherwise approved in writing by Landlord, (u) payments to Tenant or any affiliates of Tenant, (v) the purchase of any furniture, personal property or other non-building system equipment, or (w) costs resulting from any default by Tenant of its obligations under this Lease.

4.4. Tenant shall have until ninety (90) days after the Term Commencement Date to (the “TI Deadline”) to expend, or have a binding commitment to expend, the unused portion of the TI Allowance, after which date Landlord’s obligation to fund such costs shall expire.

4.5. In the event that Landlord permits (in Landlord’s sole and absolute discretion) Tenant to enter upon the Premises prior to the Term Commencement Date for the purpose of installing improvements or the placement of personal property, Tenant shall furnish to Landlord evidence satisfactory to Landlord in advance that insurance coverages required of Tenant under the provisions of Article 23 are in effect, and such entry shall be subject to all the terms and conditions of this Lease, other than the payment of Base Rent (as defined below); and provided, further, that if the Term Commencement Date is delayed due to such early access, then the Term Commencement Date shall be the date that the Term Commencement Date would have occurred but for such delay. Landlord agrees to use reasonable efforts to notify Tenant of any anticipated delays due to Tenant’s early access (which notice may be by email or orally), to the extent Landlord is made aware of such anticipated delays. Notwithstanding the foregoing, Landlord shall have no liability for failing to notify Tenant of any anticipated delays.

4.6. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree that all Tenant Improvements and Alterations (as hereinafter defined) shall (a) be programmed in accordance with the lab and office zones identified on Exhibit F attached hereto, and (b) incorporate flexible wall and lab bench systems.

5. Condition of Premises. Except as expressly set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Project, or with respect to the suitability of the Premises, the Building or the Project for the conduct of Tenant’s business. Tenant acknowledges that (a) it is fully familiar with the condition of the Premises and agrees to take the same in its condition “as is” as of the Term Commencement Date, subject to the completion of the Tenant Improvements in accordance with the Work Letter and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises, except with respect to the completion of the Landlord’s Work and except with respect to the payment of the Base TI Allowance and the A&E Allowance. Tenant’s taking of possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises, the Building and the Project were at such time in good, sanitary and satisfactory condition and repair.

6. Rentable Area.

6.1. The term “Rentable Area” shall reflect such areas as reasonably calculated by Landlord’s architect, as the same may be reasonably adjusted from time to time by Landlord in consultation with Landlord’s architect to reflect changes to the Premises, the Building or the Project, as applicable. Notwithstanding the foregoing to the contrary, in no event shall the Rentable Area of the Premises, the Building or the Project be deemed to have increased unless due to a change in the outer dimensions of the exterior walls of the same.

6.2. The Rentable Area of the Building is generally determined by making separate calculations of Rentable Area applicable to each floor within the Building and totaling the Rentable Area of all floors within the Building. The Rentable Area of a floor is computed by measuring to the outside finished surface of the permanent outer Building walls. The full area calculated as previously set forth is included as Rentable Area, without deduction for columns and projections or vertical penetrations, including stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, as well as such items’ enclosing walls.

6.3. The term “Rentable Area,” when applied to the Premises, is that area equal to the usable area of the Premises, plus an equitable allocation of Rentable Area within the Building that is not then utilized or expected to be utilized as usable area, including that portion of the Building devoted to corridors, equipment rooms, restrooms, elevator lobby, atrium and mailroom.

6.4. The Rentable Area of the Project is the total Rentable Area of the Building.

6.5. Review of allocations of Rentable Areas as between tenants of the Building shall be made as frequently as Landlord deems appropriate, including in order to facilitate an equitable apportionment of Operating Expenses (as defined below), but in no event shall the Rentable Area of the Premises or the Building be subject to remeasurement except as otherwise provided in Section 6.1 hereof.

7. Rent.

7.1. Tenant shall pay to Landlord as Base Rent for the Premises, commencing on the date that is one (1) month and one (1) week after the Term Commencement Date (the “Rent Commencement Date”), the sums set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof. Base Rent shall be paid in equal monthly installments as set forth in Section 2.3, subject to the rental adjustments provided in Article 8 hereof, each in advance on the first day of each and every calendar month during the Term. Notwithstanding the foregoing, in the event Tenant does not timely exercise its Termination Option pursuant to the provisions of Section 3.2 hereof, Base Rent and Tenant’s Adjusted Share of Operating Expenses shall be abated for one (1) month and one (1) week beginning on the sixth (6th) anniversary of the Term Commencement Date.

7.2. In addition to Base Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) Tenant’s Adjusted Share (as defined below) of Operating Expenses (as defined below), (b) the Property Management Fee (as defined below), (c) sums due for consulting services provided to Tenant by Landlord at Tenant’s request if those services exceed the customary tenant-servicing efforts of Landlord in Landlord’s reasonable discretion (with Landlord having sole discretion with respect to the provision of such services (if any) and how those services will be billed to Tenant, including the use of a taxable subsidiary to provide such services and bill for the same) and (d) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

7.3. Base Rent and Additional Rent shall together be denominated “Rent.” Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America to the address set forth in Section 2.8 or to such other person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of the number of days in the month and shall be paid at the then-current rate for such fractional month.

7.4. Tenant’s obligation to pay Rent shall not be discharged or otherwise affected by (a) any Applicable Laws now or hereafter applicable to the Premises, (b) any other restriction on Tenant’s use, (c) except as expressly provided herein, any casualty or taking or (d) any other occurrence, except as expressly set forth herein; and, except as expressly set forth herein, Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Tenant’s obligation to pay Rent with respect to any period or obligations arising, existing or pertaining to the period prior to the date of the expiration or earlier termination of the Term or this Lease shall survive any such expiration or earlier termination; provided, however, that nothing in this sentence shall in any way affect Tenant’s obligations with respect to any other period.

8. Rent Adjustments. Base Rent shall be subject to an annual upward adjustment of three percent (3%) of the then-current Base Rent. The first such adjustment shall become effective commencing on the first (1st) annual anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive annual anniversary for so long as the initial Term of this Lease continues in effect. The amount of Base Rent during any extension period shall be governed by Article 42 hereof.

9. Operating Expenses.

9.1. As used herein, the term “Operating Expenses” shall include:

(a) Government impositions, including property tax costs consisting of real and personal property taxes (including amounts due under any improvement bond upon the Building or, if such taxes are assessed in conjunction with the Building’s taxes the Project (including the parcel or parcels of real property upon which the Building, the other buildings in the Project and areas serving the Building and the Project are located) or assessments in lieu thereof imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”); non-income taxes on or measured by gross rentals received from the rental of space in the Project; taxes based on the square footage of the Premises, the Building or the Project, as well as any parking charges, utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from Applicable Laws or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, including without limitation the Parking Garage; taxes on this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof; and

(b) All other costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Building and the Project, which shall include Project office rent at fair market rental for a commercially reasonable amount of space for Project management personnel, to the extent an office used for Project operations is maintained at the Project, plus customary expenses for such office, and costs of repairs and replacements to improvements within the Project as appropriate to maintain the Project as required hereunder, including costs of funding such reasonable reserves as Landlord, consistent with good business practice, may establish to provide for furture repairs and replacements; costs of utilities furnished to the Common Area; costs associated with the operation of food trucks for the benefit of employees of tenants, including Tenant, at the Project; sewer fees; cable television; trash collection; cleaning, including windows; heating, ventilation and air-conditioning (“HVAC”); maintenance of landscaping and grounds; snow removal; maintenance of drives and parking areas, including without limitation the Parking Garage; maintenance of the roof; security services and devices; building supplies; maintenance or replacement of equipment utilized for operation and maintenance of the Project; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Building or Project systems and equipment; telephone, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with routine maintenance and operation of the Project; costs of furniture, draperies, carpeting, landscaping supplies, snow removal supplies and other customary and ordinary items of personal property provided by Landlord for use in Common Areas or in the Project office; capital expenditures incurred (i) in replacing obsolete equipment, as such term is defined on Exhibit K attached hereto, (ii) for the primary purpose of reducing Operating Expenses or (iii) required by any Governmental Authority to comply with changes in Applicable Laws that take effect after the Execution Date or to ensure continued compliance with Applicable Laws in effect as of the Execution Date, in each case amortized over the useful life thereof, as reasonably determined by Landlord, in accordance with generally accepted accounting principles, but in no event longer than ten (10) years; costs of complying with Applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Execution Date with Applicable Laws); costs to keep the Project in compliance with, or fees otherwise required under, any CC&Rs (as defined below), including condominium fees; insurance premiums, including premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies for the Building or the Parking Garage; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives and parking areas, including janitors, floor waxers, window washers, watchmen, gardeners, sweepers, plow truck drivers, handymen, and engineering/maintenance personnel.

(c) Notwithstanding the foregoing, Operating Expenses shall not include any net income, franchise, capital stock, estate or inheritance taxes, or taxes that are the personal obligation of Tenant or of another tenant of the Project; any leasing commissions; expenses that relate to preparation of rental space for a tenant; advertising and promotional expenditures directly related to Landlord’s efforts to lease space in the Building or the Project; expenses of initial development and construction, including grading, paving, landscaping and decorating (as distinguished from maintenance, repair and replacement of the foregoing); costs of constructing new buildings within the Project; legal expenses relating to other tenants; legal and accounting fees not incurred in connection with operation and management of the Building (including any legal and other costs incurred in connection with the sale, financing, refinancing, syndication, securitization, or change of ownership of the Building, including, without limitation, brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, points, and interest charges); costs of repairs to the extent reimbursed by payment of insurance proceeds received by Landlord or which are covered by warranties or guarantees or reimbursed pursuant to service contracts; costs incurred directly and solely as a result of Landlord’s gross negligence or willful misconduct; principal and interest upon loans to Landlord or secured by a mortgage or deed of trust covering the Project or a portion thereof (provided that interest upon a government assessment or improvement bond payable in installments shall constitute an Operating Expense under Subsection 9.1(a)); salaries of executive officers of Landlord, or of Landlord’s personnel above the level of Building manager who are not spending a majority of their time on the operation and maintenance of the Building or Project; depreciation claimed by Landlord for tax purposes (provided that this exclusion of depreciation is not intended to delete from Operating Expenses actual costs of repairs and replacements and reasonable reserves in regard thereto that are provided for in Subsection 9.1(b)); taxes that are excluded from Operating Expenses by the last sentence of Subsection 9.1(a); costs or expenses incurred in connection with the financing or sale of the Project or any portion thereof; political or charitable contributions; costs expressly excluded from Operating Expenses elsewhere in this Lease or that are charged to or paid by Tenant under other provisions of this Lease; professional fees and disbursements and other costs and expenses related to the ownership (as opposed to the use, occupancy, operation, maintenance or repair) of the Project; and any item that, if included in Operating Expenses, would involve a double collection for such item by Landlord, such as ordinary maintenance and repair costs for the Parking Garage which are included in the parking fee payable by Tenant in accordance with Section 13.4 hereof. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any item of Operating Expenses, Tenant shall pay Landlord for such excess in addition to Tenant’s obligation to pay Tenant’s Pro Rata Share of Operating Expenses (such excess, together with Tenant’s Pro Rata Share, “Tenant’s Adjusted Share”).

9.2. Tenant shall pay to Landlord (a) commencing on the Term Commencement Date and on the first day of each calendar month of the Term, as Additional Rent, one-twelfth (1/12th) of the Property Management Fee (as defined below) and (b) commencing on the Rent Commencement Date and on the first day of each calendar month of the Term, as Additional Rent, Landlord’s estimate of Tenant’s Adjusted Share of Operating Expenses with respect to the Building and the Project, as applicable, for such month.

(x) The “Property Management Fee” shall equal three percent (3%) of Base Rent due from Tenant. Tenant shall pay the Property Management Fee in accordance with Section 9.2 with respect to the entire Term, including any extensions thereof or any holdover periods, regardless of whether Tenant is obligated to pay Base Rent, Operating Expenses or any other Rent with respect to any such period or portion thereof. For the period of time between the Term Commencement Date and Rent Commencement Date, if any, and any period of occupancy prior to the Term as further described in Section 9.5, the Property Management Fee shall be calculated as if Tenant were paying $370,141.00 per month for Base Rent.

(y) Within ninety (90) days after the conclusion of each calendar year (or such longer period as may be reasonably required by Landlord), Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses, Tenant’s Adjusted Share of Operating Expenses, and the cost of providing utilities to the Premises for the previous calendar year (“Landlord’s Statement”). Any additional sum due from Tenant to Landlord shall be due and payable within thirty (30) days after receipt of an invoice therefor. If the amounts paid by Tenant pursuant to this Section exceed Tenant’s Adjusted Share of Operating Expenses for the previous calendar year, then Landlord shall credit the difference against the Rent next due and owing from Tenant; provided that, if the Lease term has expired, Landlord shall accompany Landlord’s Statement with payment for the amount of such difference.

(z) Any amount due under this Section for any period that is less than a full month shall be prorated for such fractional month on the basis of the number of days in the month.

9.3. Landlord may, from time to time, modify Landlord’s calculation and allocation procedures for Operating Expenses, so long as such modifications produce Dollar results substantially consistent with Landlord’s then-current practice at the Project. Landlord or an affiliate(s) of Landlord currently own other property(ies) adjacent to the Project or its neighboring properties, including but not limited to the building located at 21 Erie Street in Cambridge, Massachusetts (collectively, “Neighboring Properties”). In connection with Landlord performing services for the Project pursuant to this Lease, similar services may be performed by the same vendor(s) for Neighboring Properties (for instance, shuttle services, food truck services or landscaping maintenance). In such a case, Landlord shall reasonably allocate to the Building and the Project the costs for such services based upon the ratio that the square footage of the Building or the Project (as applicable) bears to the total square footage of all of the Neighboring Properties or buildings within the Neighboring Properties for which the services are performed, unless the scope of the services performed for any building or property (including the Building and the Project) is disproportionately more or less than for others, in which case Landlord shall equitably allocate the costs based on the scope of the services being performed for each building or property (including the Building and the Project). Furthermore, the parties acknowledge that the Property contains a separate building known as 200 Sidney Street (the “200 Sidney Street Building”). With respect to any Operating Expenses (including, without limitation, real estate taxes) that apply to the Property as a whole (as opposed to allocated specifically to each of the Building and the 200 Sidney Street Building), Landlord shall reasonably allocate to each building the costs of such Operating Expenses based upon the ratio that the square footage of Rentable Area of each of the Building and the 200 Sidney Street Building, respectively, bears to the total square footage of Rentable Area of two buildings together, or such other equitable allocation as Landlord reasonably determines in a non-discriminatory manner.

9.4. Landlord’s annual statement shall be final and binding upon Tenant unless Tenant, within sixty (60) days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reasons therefor; provided that Tenant shall in all events pay the amount specified in Landlord’s annual statement, pending the results of the Independent Review and determination of the Accountant(s), as applicable and as each such term is defined below. If, during such sixty (60)-day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord’s statement of Tenant’s Adjusted Share of Operating Expenses, Landlord shall provide Tenant with reasonable access to Landlord’s books and records to the extent relevant to determination of Operating

Expenses, and such information as Landlord reasonably determines to be responsive to Tenant’s written inquiries. In the event that, after Tenant’s review of such information, Landlord and Tenant cannot agree upon the amount of Tenant’s Adjusted Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm hired by Tenant on an hourly basis and not on a contingent-fee basis (at Tenant’s sole cost and expense) and approved by Landlord (which approval Landlord shall not unreasonably withhold or delay) audit and review such of Landlord’s books and records for the year in question as directly relate to the determination of Operating Expenses for such year (the “Independent Review”), but not books and records of entities other than Landlord unless such other entities share costs with Landlord, in which event Landlord shall only be obligated to make available the books and records of such other entity to the extent related to the shared costs. Landlord shall make such books and records available at the location where Landlord maintains them in the ordinary course of its business. Landlord need not provide copies of any books or records. Tenant shall commence the Independent Review within fifteen (15) days after the date Landlord has given Tenant access to Landlord’s books and records for the Independent Review. Tenant shall complete the Independent Review and notify Landlord in writing of Tenant’s specific objections to Landlord’s calculation of Operating Expenses (including Tenant’s accounting firm’s written statement of the basis, nature and amount of each proposed adjustment) no later than sixty (60) days after Landlord has first given Tenant access to Landlord’s books and records for the Independent Review. Landlord shall review the results of any such Independent Review. The parties shall endeavor to agree promptly and reasonably upon Operating Expenses taking into account the results of such Independent Review. If, as of the date that is sixty (60) days after Tenant has submitted the Independent Review to Landlord, the parties have not agreed on the appropriate adjustments to Operating Expenses, then the parties shall engage a mutually agreeable independent third party accountant with at least ten (10) years’ experience in commercial real estate accounting in the Cambridge, Massachusetts area (the “Accountant”). If the parties cannot agree on the Accountant, each shall within twenty (20) days after such impasse appoint an Accountant (different from the accountant and accounting firm that conducted the Independent Review) and, within twenty (20) days after the appointment of both such Accountants, those two Accountants shall select a third (which cannot be the accountant and accounting firm that conducted the Independent Review). If either party fails to timely appoint an Accountant, then the Accountant the other party appoints shall be the sole Accountant. Within twenty (20) days after appointment of the Accountant(s), Landlord and Tenant shall each simultaneously give the Accountants (with a copy to the other party) its determination of Operating Expenses, with such supporting data or information as each submitting party determines appropriate. Within twenty (20) days after such submissions, the Accountants shall by majority vote select either Landlord’s or Tenant’s determination of Operating Expenses. The Accountants may not select or designate any other determination of Operating Expenses. The determination of the Accountant(s) shall bind the parties. If the parties agree or the Accountant(s) determine that the Operating Expenses actually paid by Tenant for the calendar year in question exceeded Tenant’s obligations for such calendar year, then Landlord shall, at Tenant’s option, either (a) credit the excess to the next succeeding installments of estimated Additional Rent or (b) pay the excess to Tenant within thirty (30) days after delivery of such results. If the parties agree or the Accountant(s) determine that Tenant’s payments of Operating Expenses for such calendar year were less than Tenant’s obligation for the calendar year, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such results. Tenant shall pay the cost of the Accountant(s), unless the Independent Review or Accountants determine that Operating Expenses paid by Tenant for the calendar year in question exceeded Tenant’s obligations by ten percent (10%) or more, in which case, Landlord shall pay all costs of Tenant’s audit and review.

9.5. Tenant shall not be responsible for Operating Expenses with respect to any time period prior to the Term Commencement Date, provided, however, that if Tenant, with Landlord’s permission, takes possession of and commences business operations in the Premises prior to the Term Commencement Date, Tenant shall be responsible for Operating Expenses from such earlier date of possession (the Term Commencement Date or such earlier date, as applicable, the “Expense Trigger Date”); and provided, further, that Landlord may annualize certain Operating Expenses incurred prior to the Expense Trigger Date over the course of the budgeted year during which the Expense Trigger Date occurs, and Tenant shall be responsible for the annualized portion of such Operating Expenses corresponding to the number of days during such year, commencing with the Expense Trigger Date, for which Tenant is otherwise liable for Operating Expenses pursuant to this Lease. Tenant’s responsibility for Tenant’s Adjusted Share of Operating Expenses shall continue to the latest of (a) the date of termination of the Lease, and (b) the date Tenant has fully vacated the Premises, subject to any remedies Landlord may have in the event of a Tenant Default.

9.6. Operating Expenses for the calendar year in which Tenant’s obligation to share therein commences and for the calendar year in which such obligation ceases shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums that are incurred for an extended time period shall be prorated based upon the time periods to which they apply so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses.

9.7. Within thirty (30) days after the end of each calendar month, Tenant shall, except with respect to the Tenant Improvements, submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease.

9.8. In the event that the Building or Project is less than fully occupied during a calendar year, Landlord may extrapolate Operating Expenses that vary depending on the occupancy of the Building or Project, as applicable, to equal Landlord’s reasonable estimate of what such Operating Expenses would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of Operating Expenses.

10. Taxes on Tenant’s Property.

10.1. Tenant shall be solely responsible for the payment of any and all taxes levied upon (a) personal property and trade fixtures located at the Premises and (b) any gross or net receipts of or sales by Tenant, and shall pay the same at least twenty (20) days prior to delinquency.

10.2. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or, if the assessed valuation of the Building, the Property or the Project is increased by inclusion therein of a value attributable to Tenant’s personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon any such increase in the assessed value of the Building, the Property or the Project, then Tenant shall, upon demand, repay to Landlord the taxes so paid by Landlord.

11. Security Deposit.

11.1. Tenant shall deposit with Landlord on or before the Execution Date the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the period commencing on the Execution Date and ending upon the expiration or termination of Tenant’s obligations under this Lease. If Tenant Defaults (as defined below) with respect to any provision of this Lease, including any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

11.2. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

11.3. Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit. This provision shall also apply to any subsequent transfers.

11.4. If Tenant is not in default at the end of thirty (30) days after the expiration or earlier termination of this Lease (of which Tenant has received written notice and an opportunity to cure), then the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within forty-five (45) days after the expiration or earlier termination of this Lease.

11.5. If the Security Deposit shall be in cash, Landlord shall hold the Security Deposit in an account at a banking organization selected by Landlord; provided, however, that Landlord shall not be required to maintain a separate account for the Security Deposit, but may intermingle it with other funds of Landlord. Landlord shall be entitled to all interest and/or dividends, if any, accruing on the Security Deposit. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

11.6. The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole reasonable discretion. Tenant may at any time, except when Tenant is in Default (as defined below), deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows:

(a) If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term and until the date that is sixty (60) days after the then-current Term Expiration Date, a letter of credit in the form of Exhibit E issued by an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year. Landlord may require the L/C Security to be reissued by a different issuer at any time during the Term if Landlord reasonably believes that the issuing bank of the L/C Security is or may soon become insolvent; provided, however, Landlord shall return the existing L/C Security to the existing issuer immediately upon receipt of the substitute L/C Security. If any issuer of the L/C Security shall become insolvent or placed into FDIC receivership, then Tenant shall immediately deliver to Landlord (without the requirement of notice from Landlord) substitute L/C Security issued by an issuer reasonably satisfactory to Landlord, and otherwise conforming to the requirements set forth in this Article. As used herein with respect to the issuer of the L/C Security, “insolvent” shall mean the determination of insolvency as made by such issuer’s primary bank regulator (i.e., the state bank supervisor for state chartered banks; the OCC or OTS, respectively, for federally chartered banks or thrifts; or the Federal Reserve for its member banks). If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then (i) Landlord shall with reasonable diligence complete any necessary calculations, (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security. Tenant shall reimburse Landlord’s legal costs (as estimated by Landlord’s counsel) in handling Landlord’s acceptance of L/C Security or its replacement or extension.

(b) If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall remit to Tenant any cash Security Deposit Landlord previously held.

(c) Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if (i) an uncured Default (as defined below) exists, (ii) as of the date thirty (30) days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) sixty (60) days after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security, (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days, (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security or (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office in the city where Landlord may present drafts under the L/C Security (and fails to permit drawing upon the L/C Security by overnight courier or facsimile). This Section does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d) Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease. Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage. Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit. In the event of a wrongful draw, (a) the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, (b) Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous, and (c) if Tenant receives a final determination from a court of competent jurisdiction that is not subject to appeal that Landlord has made a “wrongful” draw, (i) Landlord shall pay Tenant interest upon the amount of such wrongful draw at the rate of six percent (6%) and (ii) Tenant shall be entitled to recover its reasonable attorney’s fees in accordance with Section 40.7. For purposes of the immediately foregoing sentence, the term “wrongful” shall mean that Landlord had no reasonable basis to believe that it had the right to make the draw.

(e) If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within five (5) business days after receiving a request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary. If the required Security Deposit changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

11.7. If Tenant, as of the first (1st) anniversary of the Term Commencement Date, (a) has a net worth that is equal to or greater than the net worth of Tenant as of the Execution Date, which net worth shall be considered the total assets of Tenant, excluding intangibles, less total liabilities (the “L/C Security Reduction Obligations”), and (b) has not been in Default under this Lease prior to such first (1st) anniversary of the Term Commencement Date, then Tenant, no later than forty-five (45) days after the first (1st) anniversary of the Term Commencement Date, may notify Landlord in writing, which notification shall include a certificate (in form and substance reasonably acceptable to Landlord) from Tenant’s Chief Financial Officer certifying that Tenant has satisfied the L/C Security Reduction Obligations. Tenant’s notification shall also include Tenant’s most recent unconsolidated financial statements audited by a nationally recognized accounting firm and most recent unaudited unconsolidated financial statements certified by Tenant’s Chief Financial Officer. If, within ten (10) business days following Landlord’s receipt of such notice, Landlord reasonably determines that Tenant has met the L/C Security Reduction Obligations, then Landlord shall notify Tenant in writing and the Security Deposit may be reduced to One Million Four Hundred Sixty-Six Thousand Six Hundred and Sixty-Seven Dollars ($1,466,667). If Landlord is then holding a cash Security Deposit, then it shall return to Tenant the amount of Seven Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars ($733,333) within thirty (30) days of its approval of such certification. If the Security Deposit is in the form of the L/C Security, the Tenant may provide to Landlord a replacement L/C Security in the amount of One Million Four Hundred Sixty-Six Thousand Six Hundred and Sixty-Seven Dollars ($1,466,667). Provided such replacement L/C Security complies with the terms and provisions of this Article 11, Landlord shall, within thirty (30) days after its receipt of such replacement L/C Security, return to Tenant the L/C Security then being held by Landlord.

12. Use.

12.1. Tenant shall use the Premises for the Permitted Use, and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

12.2. Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building or the Project, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises that is declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above, or that in Landlord’s reasonable opinion violates any of the above. Tenant shall comply with any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof, and shall indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord and its affiliates, employees, agents and contractors; and any lender, mortgagee, ground lessor or beneficiary (each, a “Lender” and, collectively with Landlord and its affiliates, employees, agents and contractors, the “Landlord Indemnitees”) harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages, suits or judgments, and all reasonable expenses (including reasonable attorneys’ fees, charges and disbursements, regardless of whether the applicable demand, claim, action, cause of action or suit is voluntarily withdrawn or dismissed) incurred in investigating or resisting the same (collectively, “Claims”) of any kind or nature that arise before, during or after the Term as a result of Tenant’s breach of this Section. Nothwithstanding anything to the contrary set forth in this Lease, Tenant shall not be responsible for compliance with Applicable Laws with respect to any work performed in the Premises or Building by or at the direction of anyone other than a Tenant Party.

12.3. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building or the Project, and shall comply with all rules, orders, regulations and requirements of the insurers of the Building and the Project, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

12.4. Tenant shall keep all doors opening onto public corridors closed, except when in use for ingress and egress.

12.5. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made to existing locks or the mechanisms thereof without Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant. In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

12.6. No awnings or other projections shall be attached to any outside wall of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord’s standard window coverings. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior written consent, nor shall any bottles, parcels or other articles be placed on the windowsills or items attached to windows that are visible from outside the Premises. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without Landlord’s prior written consent.

12.7. Tenant shall be entitled to install and maintain, at its sole cost and expense, (a) one (1) exterior Building sign in the location shown on Exhibit L or such other location as mutually agreed upon by the parties, identifying Tenant, provided that (x) the Premises is equal to or greater than sixty percent (60%) of the Building, and (y) Tenant occupies equal to or greater than seventy-five percent (75%) of the Premises; and (b) an exterior sign located at the 130 Waverly Street entrance for the sole purpose of identifying Tenant’s Premises (collectively, the “Permitted Signage”). The Permitted Signage shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. No additional sign, advertisement or notice (collectively, with the Permitted Signage, “Signage”) shall be exhibited, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior written consent. Signage shall conform to Landlord’s design criteria. For any Signage, Tenant shall, at Tenant’s own cost and expense, (a) acquire all permits for such Signage in compliance with Applicable Laws and (b) design, fabricate, install and maintain such Signage in a first-class condition. Tenant shall be responsible for reimbursing Landlord for actual costs incurred by Landlord in removing any of Tenant’s Signage upon the expiration or earlier termination of the Lease. Interior signs on entry doors to the Premises shall be inscribed, painted or affixed by Tenant at Tenant’s sole cost and expense, and shall be of a size, color and type and be located in a place acceptable to Landlord, and the directory tablet shall be inscribed or affixed for Tenant by Landlord at Landlord’s sole cost and expense, and shall be of a size, color and type and be located in a place reasonably acceptable to Landlord. The directory tablet shall be provided exclusively for the display of the name and location of tenants only. Tenant shall not place anything on the exterior of the corridor walls or corridor doors other than Landlord’s standard lettering. At Landlord’s option, Landlord may install any Tenant Signage, and Tenant shall pay all costs associated with such installation within thirty (30) days after demand therefor. Notwithstanding anything set forth herein to the contrary, all rights of Tenant with respect to Signage on the exterior of the Building shall be personal to Tenant and may not be assigned with this Lease or otherwise.

12.8. Tenant may only place equipment within the Premises with floor loading consistent with the Building’s structural design unless Tenant obtains Landlord’s prior written approval. Tenant may place such equipment only in a location designed to carry the weight of such equipment.

12.9. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations therefrom from extending into the Common Area or other offices in the Project.

12.10. Tenant shall not (a) do or permit anything to be done in or about the Premises that shall in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure them, (b) use or allow the Premises to be used for, unlawful purposes, (c) cause, maintain or permit any nuisance or waste in, on or about the Project or (d) take any other action that would in Landlord’s reasonable determination in any manner adversely affect other tenants’ quiet use and enjoyment of their space or adversely impact their reasonable ability to conduct business in a professional and suitable work environment. Notwithstanding anything in this Lease to the contrary, Tenant may not install any security systems (including cameras) outside the Premises or that record sounds or images outside the Premises without Landlord’s prior written consent, which Landlord may withhold in its sole discretion.

12.11. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”) from and after the Term Commencement Date, and Tenant shall indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against Claims arising out of any such failure of the Premises to comply with the ADA from and after the Term Commencement Date. This Section (as well as any other provisions of this Lease dealing with indemnification of the Landlord Indemnitees by Tenant) shall be deemed to be modified in each case by the insertion in the appropriate place of the following: “except as otherwise provided in Mass. G.L. Ter. Ed., C. 186, Section 15.” Landlord represents and warrants that the Premises and the Common Areas shall be in compliance with the ADA as of the Term Commencement Date. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

12.12. Tenant shall maintain temperature and humidity in the Premises in accordance with ASHRAE standards at all times (subject to Landlord’s compliance with its obligation with respect to base Building HVAC systems under Sections 16.9 and 18.1 of this Lease).

12.13. Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable Governmental Authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable Governmental Authority with respect to such chemical safety program and (b) this Section. Notwithstanding the foregoing, Landlord shall obtain and maintain during the Term (m) any permit required by the MWRA (“MWRA Permit”) and (n) a wastewater treatment operator license from the Commonwealth of Massachusetts with respect to Tenant’s use of the Acid Neutralization Tank (as defined below) in the Building. Tenant shall not introduce anything into the Acid Neutralization Tank (x) in violation of the terms of the MWRA Permit, (y) in violation of Applicable Laws or (z) that would interfere with the proper functioning of the Acid Neutralization Tank. Tenant agrees to reasonably cooperate with Landlord in order to obtain the MWRA Permit and the wastewater treatment operator license. Tenant shall reimburse Landlord within ten (10) business days after demand for any costs incurred by Landlord pursuant to this Section.

13. Rules and Regulations, CC&Rs, Parking Facilities and Common Area.

13.1. Tenant shall have the non-exclusive right, in common with others, to use the Common Area in conjunction with Tenant’s use of the Premises for the Permitted Use, and such use of the Common Area and Tenant’s use of the Premises shall be subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit G, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its sole and absolute discretion (the “Rules and Regulations”). Tenant shall and shall ensure that its contractors, subcontractors, employees, subtenants and invitees faithfully observe and comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or any agent, employee or invitee thereof of any of the Rules and Regulations.

13.2. This Lease is subject to any recorded covenants, conditions or restrictions on the Project or Property, including the Parking and Transportation Demand Management Plan for the Project that was approved on April 28, 1999, and that is attached hereto as Exhibit H with all applicable transfers thereof (the “PTDM”), as the same may be amended, amended and restated, supplemented or otherwise modified from time to time (the “CC&Rs”). Tenant shall comply with the CC&Rs. Tenant acknowledges that Tenant, at its sole cost and expense, shall comply with the tenant requirements in the PTDM, including the requirements set forth in the “Alternative Work Programs,” “Alternative Mode Promotions and Incentives,” “MBTA Corporate Pass Program and Subsidized Transit Passes,” “Ridesharing Vehicles” and “Bicycle and Pedestrian Programs” sections thereof. Tenant, at its sole cost and expense, shall also comply with the reporting requirements set forth in the PTDM at Landlord’s request. Any costs incurred by Landlord in connection with the PTDM shall constitute an Operating Expense.

13.3. The Charles River Transportation Management Association (of which Landlord or an affiliate of Landlord is currently a member) provides certain programs to help improve transportation in the Cambridge area. Their website is www.charlesrivertma.org.

13.4. Tenant shall have a non-exclusive, irrevocable license to use Tenant’s Pro Rata Share of Building of parking spaces allocated to the Building (“Pro Rata Parking Share”). Tenant’s Pro Rata Parking Share as of the date hereof consists of a total of sixty-five (65) parking spaces, of which five (5) parking spaces shall be reserved parking spaces on the Property in a designated location determined by Landlord, and the remainder of which parking spaces shall in the Parking Garage in common on an unreserved basis with other tenants of the Project and Neighboring Properties during the Term. The cost of each parking space shall be Two Hundred Fifty Dollars ($250.00) per month (subject to market rate adjustments by Landlord from time to time throughout the Term), which Tenant shall pay starting on the Term Commencement Date, and following the Rent Commencement Date, simultaneously with payments of Base Rent as Additional Rent. Landlord shall install, at Tenant’s sole cost and expense, reasonable signage indicating the reserved nature of the five (5) parking spaces on the Property. Tenant, at any time and from time to time during the Term, may elect to waive its right to use some or all or Tenant’s Pro Rata Parking Share upon written notice to Landlord. If Tenant so elects, then it shall forfeit for the then-remainder of the Term (including any extension thereof) any and all rights to such waived parking spaces, whether located on the Property or in the Parking Garage; provided, however, that Tenant may later request from Landlord additional parking spaces up to Tenant’s Pro Rata Parking Share, and subject to the availability of such additional parking spaces, as determined by Landlord in its sole and absolute discretion, then the number of parking spaces licensed to Tenant under this Section 13.4 shall be increased by the number of parking spaces so requested. Landlord, from time to time during the Term of this Lease, may require that Tenant confirm the number of parking spaces licensed to Tenant under this Section 13.4, and Tenant shall execute and deliver any such reasonable document required by Landlord confirming the same.

13.5. Tenant agrees not to unreasonably overburden the parking facilities in violation of any rules and regulations reasonably promulgated by Landlord and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right to determine that parking facilities are becoming overcrowded and to limit Tenant’s thereof. Upon such determination, Landlord may reasonably allocate parking spaces among Tenant and other tenants of the Building or the Project, provided that Tenant shall be entitled to the number of spaces set forth in Section 13.4 above. Nothing in this Section, however, is intended to create an affirmative duty on Landlord’s part to monitor parking.

13.6. Subject to the terms of this Lease including the Rules and Regulations and the rights of other tenants of the Building, Tenant shall have the right on an unreserved basis to access the freight loading dock (containing two (2) loading bays) designated for Tenant twenty-four (24) hours per day, seven (7) days per week, at no additional cost. Nothing in this Section is intended to create an affirmative duty on Landlord’s part to monitor usage of the loading dock. As part of the Tenant Improvements, Tenant shall install a dumpster at the loading dock for Tenant’s use for the disposal of non-Hazardous Materials. Tenant shall be solely responsible for the disposal of any Hazardous Materials used by Tenant in accordance with Applicable Laws.

13.7. The land upon which the Parking Garage is situated is subject to that certain Activity and Use Limitation dated February 23, 2001, which was recorded on February 27, 2001 as Instrument No. 785 in Book 32422, Page 393 in the Middlesex South District Registry of Deeds, Commonwealth of Massachusetts and filed as Document No. 1163744 in the Middlesex South District Registry of the Land Court.

14. Project Control by Landlord.

14.1. Landlord reserves full control over the Building and the Project to the extent not inconsistent with Tenant’s enjoyment of the Premises as provided by and consistent with the other terms in this Lease. This reservation includes Landlord’s right to subdivide the Project; convert the Building to condominium units; change the size of the Project by selling all or a portion of the Project or adding real property and any improvements thereon to the Project; grant easements and licenses to third parties; maintain or establish ownership of the Building separate from fee title to the Property; make additions to or reconstruct portions of the Building and the Project; install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building or the Project pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building or elsewhere at the Project; and alter or relocate any other Common Area or facility, including private drives, lobbies, entrances and landscaping; provided, however, that such rights shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises.

14.2. Possession of areas of the Premises necessary for utilities, services, safety and operation of the Building is reserved to Landlord; provided, however, that such possession shall not materially adversely affect Tenant’s beneficial use and occupancy of the Premises, including the Permitted Use and Tenant’s access to the Premises.

14.3. Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided for in this Lease.

14.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours, if (a) with respect to Subsections 14.4(u) through 14.4(y), Tenant so requests, and (b) with respect to Subsection 14.4(z), if Landlord so requests), and upon twenty-four (24) hours’ prior notice (which may be oral or by email to the office manager or other Tenant-designated individual at the Premises; but provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (u) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (v) supply any service Landlord is required to provide hereunder, (w) alter, improve or repair any portion of the Building other than the Premises for which access to the Premises is reasonably necessary, (x) post notices of nonresponsibility, (y) access the telephone equipment, electrical substation and fire risers and (z) show the Premises to prospective tenants during the final year of the Term and current and prospective purchasers and lenders at any time. Notwithstanding the foregoing, Tenant shall have the right to have a representative of Tenant accompany Landlord at such times; provided, however, if Tenant’s representative is not available or does not elect to accompany Landlord at the times that Landlord has requested access, then such unavailability shall not prohibit or otherwise restrict Landlord’s access, and Landlord may access the Premises with or without Tenant’s representative present. In connection with any such alteration, improvement or repair as described in Subsection 14.4(w), Landlord may erect in the Premises or elsewhere in the Project scaffolding and other structures reasonably required for the alteration, improvement or repair work to be performed. In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

15. Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Rent and performing its obligations contained in this Lease, may peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of Applicable Laws and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other quiet enjoyment covenant, either express or implied.

16. Utilities and Services.

16.1. Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon. Power shall be separately sub-metered to Tenant. If any other utility is not separately metered or sub-metered to Tenant, Tenant shall pay Tenant’s Pro Rata Share, or if applicable, Tenant’s Adjusted Share of all charges of such utility jointly metered with other premises as Additional Rent. Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings promptly thereafter or as part of the next Landlord’s Statement to reflect the actual cost of providing utilities to the Premises. To the extent that Tenant uses more than Tenant’s Pro Rata Share of any utilities, then Tenant shall pay Landlord for Tenant’s Adjusted Share of such utilities to reflect such excess. In the event that the Building or Project is less than fully occupied during a calendar year, Tenant acknowledges that Landlord may extrapolate utility usage that varies depending on the occupancy of the Building or Project (as applicable) to equal Landlord’s reasonable estimate of what such utility usage would have been had the Building or Project, as applicable, been ninety-five percent (95%) occupied during such calendar year; provided, however, that Landlord shall not recover more than one hundred percent (100%) of the cost of such utilities. Tenant shall not be liable for the cost of utilities supplied to the Premises attributable to the time period prior to the Term Commencement Date; provided, however, that, if Landlord shall permit Tenant possession of the Premises prior to the Term Commencement Date and Tenant commences business operations in the Premises, then Tenant shall be responsible for the cost of utilities supplied to the Premises from such earlier date.

16.2. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any utility or service, whether or not such failure is caused by accidents; breakage; casualties (to the extent not caused by the party claiming Force Majeure); Severe Weather Conditions (as defined below); physical natural disasters (but excluding weather conditions that are not Severe Weather Conditions); strikes, lockouts or other labor disturbances or labor disputes (other than labor disturbances and labor disputes resulting solely from the acts or omissions of the party claiming Force Majeure); acts of terrorism; riots or civil disturbances; wars or insurrections; shortages of materials (which shortages are not unique to the party claiming Force Majeure); government regulations, moratoria or other governmental actions, inactions or delays; failures by third parties to deliver gas, oil or another suitable fuel supply, or inability of the party claiming Force Majeure, by exercise of reasonable diligence, to obtain gas, oil or another suitable fuel; or other causes beyond the reasonable control of the party claiming that Force Majeure has occurred (collectively, “Force Majeure”); or, to the extent permitted by Applicable Laws, Landlord’s negligence. In the event of such failure, Tenant shall not be entitled to termination of this Lease or, except as set forth in this Section, any abatement or reduction of Rent, nor shall Tenant be relieved from the operation of any covenant or agreement of this Lease. “Severe Weather Conditions” means weather conditions that are materially worse than those that reasonably would be anticipated for the Property at the applicable time based on historic meteorological records. Notwithstanding anything to the contrary in this Lease, if, for more than five (5) consecutive business days following written notice to Landlord and as a direct result of Landlord’s gross negligence or willful misconduct (and except to the extent that such failure is caused by any other factor, including any action or inaction of a Tenant Party (as defined below)), the provision of HVAC or other utilities to all or a material portion of the Premises that Landlord must provide pursuant to this Lease is interrupted (a “Material Services Failure”), then Tenant’s Base Rent and Operating Expenses (or, to the extent that less than all of the Premises are affected, a proportionate amount (based on the Rentable Area of the Premises that is rendered unusable) of Base Rent and Operating Expenses) shall thereafter be abated until the Premises are again usable by Tenant for the Permitted Use; provided, however, that, if Landlord is diligently pursuing the restoration of such HVAC and other utilities and Landlord provides substitute HVAC and other utilities reasonably suitable for Tenant’s continued use and occupancy of the Premises for the Permitted Use (e.g., supplying potable water or portable air conditioning equipment), then neither Base Rent nor Operating Expenses shall be abated. During any Material Services Failure, Tenant will cooperate with Landlord to arrange for the provision of any interrupted utility services on an interim basis via temporary measures until final corrective measures can be accomplished, and Tenant will permit Landlord the necessary access to the Premises to remedy such Material Service Failure. In the event of any interruption of HVAC or other utilities that Landlord must provide pursuant to this Lease, regardless of the cause, Landlord shall diligently pursue the restoration of such HVAC and other utilities.

Notwithstanding anything in this Lease to the contrary, but subject to Article 24 (which shall govern in the event of a casualty), the provisions of this Section shall be Tenant’s sole recourse and remedy in the event of an interruption of HVAC or other utilities to the Premises, including related to Section 16.8.

16.3. Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term, beyond those utilities provided by Landlord, including telephone, internet service, cable television and other telecommunications, together with any fees, surcharges and taxes thereon. Upon Landlord’s demand, utilities and services provided to the Premises that are separately metered shall be paid by Tenant directly to the supplier of such utilities or services.

16.4. Tenant shall not, without Landlord’s prior written consent, use any device in the Premises (including data processing machines) that will in any way (a) increase the amount of ventilation, air exchange, gas, steam, electricity or water required or consumed in the Premises based upon Tenant’s Pro Rata Share of the Building or Project (as applicable) beyond the existing capacity of the Building or the Project usually furnished or supplied for the Permitted Use or (b) exceed Tenant’s Pro Rata Share of the Building’s or Project’s (as applicable) capacity to provide such utilities or services.

16.5. If Tenant shall require utilities or services in excess of those usually furnished or supplied for tenants in similar spaces in the Building or the Project by reason of Tenant’s equipment or extended hours of business operations, then Tenant shall first procure Landlord’s consent for the use thereof, which consent Landlord may condition upon the availability of such excess utilities or services, and Tenant shall pay as Additional Rent an amount equal to the cost of providing such excess utilities and services.

16.6. Landlord shall provide water in Common Area for lavatory and landscaping purposes only, which water shall be from the local municipal or similar source.

16.7. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and utility systems, when Landlord deems necessary or desirable, due to accident, emergency or the need to make repairs, alterations or improvements, until such repairs, alterations or improvements shall have been completed, and subject to the terms of Section 16.2, Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning or utility service when prevented from doing so by Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence. Without limiting the foregoing, it is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of Force Majeure or, to the extent permitted by Applicable Laws, Landlord’s negligence.

16.8. Landlord will install a back-up generator at the Building (the “Generator”). Tenant shall have the right to install an automatic transfer switch connecting the Generator to the Premises as part of the Tenant Improvements. Tenant shall be entitled to use up to Tenant’s Pro Rata Share of the Building (after deducting any power from the Generator required for the Common Area and base Building systems) of power from the Generator on a non-exclusive basis with other tenants in the Building. The cost of maintaining, repairing and replacing the Generator shall constitute Operating Expenses. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall maintain the Generator (and any equipment connecting the Generator to Tenant’s automatic transfer switch) in good working condition as set forth above, provided, however, that Tenant shall be solely responsible, at Tenant’s sole cost and expense, (and Landlord shall not be liable) for maintaining and operating Tenant’s automatic transfer switch and the distribution of power from Tenant’s automatic transfer switch throughout the Premises, and provided further that Landlord shall not be liable for any failure to make any repairs or to perform any maintenance of the Building Generator that is an obligation of Landlord unless Tenant provides Landlord with written notice of the need for such repairs or maintenance. Upon receipt of such written notice, Landlord shall promptly commence to cure such failure and shall diligently prosecute the same to completion in accordance with Section 31.12 of this Lease. The provisions of Section 16.2 of this Lease shall apply to the Generator.

16.9. For the Premises, Landlord shall (a) subject to Section 18.1, maintain and operate the HVAC systems used for the Permitted Use only and not for uses other than the Permitted Use and (b) subject to Section 16.2 and Subsection 16.9(a), furnish HVAC as reasonably required (except as this Lease otherwise provides or as to any special requirements that arise from Tenant’s particular use of the Premises) for reasonably comfortable occupancy of the Premises twenty-four (24) hours a day, every day during the Term, subject to casualty, eminent domain or as otherwise specified in this Article. To the extent that Tenant requires HVAC services in excess of those provided by connection to the Building HVAC systems, Tenant shall install and maintain, at its sole cost, (and Landlord shall not be liable for) supplemental HVAC systems in accordance with the provisions of this Lease. Tenant shall pay Landlord, as Additional Rent, for the costs of Tenant’s airflow consumption at the Premises. Notwithstanding anything to the contrary in this Section, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption or impairment in HVAC services; provided that Landlord diligently endeavors to cure any such interruption or impairment.

16.10. For any utilities serving the Premises for which Tenant is billed directly by such utility provider, Tenant agrees to furnish to Landlord (a) any invoices or statements, and any other utility usage information reasonably requested by Landlord, for such utilities within thirty (30) days after Landlord’s request, and (b) within thirty (30) days after each calendar year during the Term, authorization to allow Landlord to access Tenant’s usage information necessary for Landlord to complete an ENERGY STAR® Statement of Performance (or similar comprehensive utility usage report (e.g., related to Labs 21), if requested by Landlord) and any other information reasonably requested by Landlord for the immediately preceding year; and Tenant shall comply with any other energy usage or consumption requirements required by

Applicable Laws. Tenant shall retain records of utility usage at the Premises, including invoices and statements from the utility provider, for at least sixty (60) months, or such other period of time as may be requested by Landlord. Tenant acknowledges that any utility information for the Premises, the Building and the Project may be shared with third parties, including Landlord’s consultants and Governmental Authorities. In the event that Tenant fails to comply with this Section, Tenant hereby authorizes Landlord to collect utility usage information directly from the applicable utility providers, and Tenant shall pay Landlord a fee of Five Hundred Dollars ($500) per month to collect such utility usage information. In addition to the foregoing, Tenant shall comply with all Applicable Laws related to the disclosure and tracking of energy consumption at the Premises. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

16.11. The Building is currently serviced by a common laboratory waste sanitary sewer connection from the pH neutralization room in the basement of the Building to the municipal sewer line in the street adjacent to the Building. There currently exists a separate acid neutralization tank (the “Acid Neutralization Tank”) in the basement of the Building that will serve the Building. Tenant shall construct a connection from the Acid Neutralization Tank to the Premises as part of the Tenant Improvements. Tenant shall have a non-exclusive right to use up to Tenant’s Pro Rata Share of the Building of the Acid Neutralization Tank in accordance with Applicable Laws in common with other tenants of the Building. Tenant, as a portion of its Operating Expenses, shall reimburse Landlord for all costs, charges and expenses incurred by Landlord from time to time in connection with or arising out of the operation, use, maintenance, repair or refurbishment of the Acid Neutralization Tank, including all clean-up costs relating to the Acid Neutralization Tank (collectively, “Tank Costs”); provided, however, that if the Acid Neutralization Tank is being used by other tenant(s) or occupant(s) of the Building at any time during the Term, then, during such time period, Tenant shall only be obligated to pay its Pro Rata Share of the Building of the Tank Costs. Notwithstanding the foregoing, in the event the Acid Neutralization Tank is damaged or repairs to the Acid Neutralization Tank are required as a result of the improper use of the Acid Neutralization Tank by Tenant, Tenant shall be responsible for one hundred percent (100%) of the cost of any repairs or replacement required as a result of such improper use by Tenant, regardless of whether the Acid Neutralization Tank is then being used by other tenant(s) or occupant(s) of the Building. Similarly, if the Acid Neutralization Tank is damaged, or if repairs to the Acid Neutralization Tank are required as a result of the improper use of the Acid Neutralization Tank by other tenant(s) or occupant(s) of the Building, then Tenant shall have no responsibility for the cost of any repairs or replacements required as a result of such improper use by such other tenant(s) or occupant(s). Tenant shall indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims, including (a) diminution in value of the Project or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (c) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (d) sums paid in settlement of Claims that arise during or after the Term as a result of Tenant’s improper use of the Acid Neutralization Tank. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any Governmental Authority caused by Tenant’s improper use of the Acid Neutralization Tank.

17. Alterations.

17.1. Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation or other work (whether major or minor) of any kind in, at or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold; provided, however, that, in the event any proposed Alteration affects (a) any structural portions of the Building, including exterior walls, the roof, the foundation or slab, foundation or slab systems (including barriers and subslab systems) or the core of the Building, (b) the exterior of the Building or (c) any Building systems, including elevator, plumbing, HVAC, electrical, security, life safety and power, then Landlord may withhold its approval in its sole and absolute discretion. Tenant shall, in making any Alterations, use only those architects, contractors, suppliers and mechanics of which Landlord has given prior written approval, which approval shall be in Landlord’s sole and absolute discretion. In seeking Landlord’s approval, Tenant shall provide Landlord, at least thirty (30) days in advance of any proposed construction, with plans, specifications, bid proposals, certified stamped engineering drawings and calculations by Tenant’s engineer of record or architect of record (including connections to the Building’s structural system, modifications to the Building’s envelope, non-structural penetrations in slabs or walls, and modifications or tie-ins to life safety systems), work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request. In no event shall Tenant use or Landlord be required to approve any architects, consultants, contractors, subcontractors or material suppliers that Landlord reasonably believes could cause labor disharmony or may not have sufficient experience, in Landlord’s reasonable opinion, to perform work in an occupied Class “A” laboratory research building and in tenant-occupied lab areas. Notwithstanding the foregoing, Tenant may make strictly cosmetic changes to the Premises that do not require any permits or more than three (3) total contractors and subcontractors (“Cosmetic Alterations”) without Landlord’s consent; provided that (y) the cost of any Cosmetic Alterations does not exceed One Hundred Forty Thousand Dollars ($140,000) in any one instance or Two Hundred Fifty Thousand Dollars ($250,000) annually, (z) such Cosmetic Alterations do not (i) require any structural or other substantial modifications to the Premises, (ii) require any changes to or adversely affect the Building systems, (iii) affect the exterior of the Building or (iv) trigger any requirement under Applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Project. Tenant shall give Landlord at least ten (10) days’ prior written notice of any Cosmetic Alterations.

17.2. Tenant shall not construct or permit to be constructed partitions or other obstructions that might interfere with free access to mechanical installation or service facilities of the Building or with other tenants’ components located within the Building, or interfere with the moving of Landlord’s equipment to or from the enclosures containing such installations or facilities.

17.3. Tenant shall accomplish any work performed on the Premises or the Building in such a manner as to permit any life safety systems to remain fully operable at all times.

17.4. Any work performed on the Premises, the Building or the Project by Tenant or Tenant’s contractors shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws. Within thirty (30) days after completion of any Alterations (other than Cosmetic Alterations), Tenant shall provide Landlord with complete “as built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises, as well as a commissioning report prepared by a licensed, qualified commissioning agent hired by Tenant and approved by Landlord for all new or affected mechanical, electrical and plumbing systems. Any such “as built” plans shall show the applicable Alterations as an overlay on the Building as-built plans; provided that Landlord provides the Building “as built” plans to Tenant.

17.5. Before commencing any Alterations (other than Cosmetic Alterations), Tenant shall give Landlord at least thirty (30) days’ prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure, at Tenant’s own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for such work.

17.6. Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if such space were otherwise occupied by Tenant. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.7. The Premises plus any Alterations, Signage, Tenant Improvements, attached equipment, decorations, fixtures, movable laboratory casework and related appliances, trade fixtures, and other additions and improvements attached to or built into the Premises made by either of the parties (including all floor and wall coverings; paneling; sinks and related plumbing fixtures; laboratory benches; exterior venting fume hoods; walk-in freezers and refrigerators; ductwork; conduits; electrical panels and circuits; business and trade fixtures; attached machinery and equipment; and built-in furniture and cabinets, in each case, together with all additions and accessories thereto), shall (unless, prior to such construction or installation, Landlord elects otherwise in writing) at all times remain the property of Landlord, shall remain in the Premises and shall (unless, prior to construction or installation thereof, Landlord elects otherwise in writing) be surrendered to Landlord upon the expiration or earlier termination of this Lease. For the avoidance of doubt, the items listed on Exhibit I attached hereto (which Exhibit I may be updated by Tenant from and after the Term Commencement Date, subject to Landlord’s written consent) constitute Tenant’s property and shall be removed by Tenant upon the expiration or earlier termination of the Lease.

17.8. Notwithstanding any other provision of this Article to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord contributed payment, including the Tenant Improvements, without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

17.9. If Tenant shall fail to remove any of its property from the Premises prior to the expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store such effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of such personal property.

17.10. Tenant shall pay to Landlord an amount equal to four percent (4%) of the cost to Tenant of all Alterations (or, in the case of Cosmetic Alterations, one-half percent (0.5%) of the cost of all Cosmetic Alterations) to cover Landlord’s overhead and expenses for plan review, engineering review, coordination, scheduling and supervision thereof. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices and statements covering the costs of such charges, accompanied by payment to Landlord of the fee set forth in this Section. Tenant shall reimburse Landlord for any extra expenses incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate clean-up.

17.11. Within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.12. Tenant shall take, and shall cause its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Alterations, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

17.13. Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and Lenders as additional insureds on their respective insurance policies.

17.14. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree that Landlord shall be permitted to withhold its approval (in its sole and absolute discretion) of any Alteration that is inconsistent with the office and lab zones identified on Exhibit F attached hereto, or (b) affects the use or function of any flexible wall and lab bench system within the Premises.

18. Repairs and Maintenance.

18.1. Subject to the limitations set forth in Section 16.9, Landlord shall repair and maintain the Common Area and the structural and exterior portions of the Building, including roofing and covering materials; foundations (excluding any architectural slabs, but including any structural slabs); exterior walls; plumbing; fire sprinkler and life safety systems (if any); base Building HVAC systems up to the first damper or isolation valve that serves the Premises (for purposes of clarity, the portion of the HVAC system that includes such first damper or isolation valve and extends into and through the Premises, and any supplemental HVAC serving the Premises including but not limited to any supplemental HVAC serving Tenant’s vivarium, shall not be part of the base Building HVAC and shall be Tenant’s obligation to maintain and repair pursuant to Section 18.2 below); the Generator, the Acid Neutralization Tank and associated monitoring system; elevators; and all base Building electrical systems, in a first class manner comparable to other buildings in Cambridgeport, Cambridge, Massachusetts owned or operated by Landlord or its affiliates that are similar to the Building and operated and used for the same use as the Permitted Use.

18.2. Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the Premises (including but not limited to the portion of the HVAC system that includes such first damper or isolation valve and extends into and through the Premises and any supplemental HVAC serving the Premises, including but not limited to any supplemental HVAC serving Tenant’s vivarium), and every part thereof in good condition and repair, damage thereto from ordinary wear and tear excepted, and shall, within ten (10) days after receipt of written notice from Landlord, provide to Landlord any maintenance records that Landlord reasonably requests. Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good a condition as existed when the Tenant Improvements are finally completed by Landlord, and with respect to Alterations, in substantially the same condition as existed on the date such Alterations are substantially completed by Tenant, ordinary wear and tear excepted; and shall, at Landlord’s request (written notice of which shall be provided in writing at least eight (8) months prior to the expiration of the Term) and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the Premises, repair any damage to the Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, other than pursuant to the terms and provisions of the Work Letter or Section 4.1.

18.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance that is Landlord’s obligation pursuant to this Lease unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need of such repairs or maintenance. Tenant waives its rights under Applicable Laws now or hereafter in effect to make repairs at Landlord’s expense.

18.4. If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as such person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease; provided such party makes all commercially reasonable efforts to avoid any interference or disruption of Tenant’s business.

18.5. This Article relates to repairs and maintenance arising in the ordinary course of operation of the Building and the Project. In the event of a casualty described in Article 24, Article 24 shall apply in lieu of this Article. In the event of eminent domain, Article 25 shall apply in lieu of this Article.

18.6. Costs incurred by Landlord pursuant to this Article shall constitute Operating Expenses.

19. Liens.

19.1. Subject to the immediately succeeding sentence, Tenant shall keep the Premises, the Building and the Project free from any liens arising out of work or services performed, materials furnished to or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic’s or materialman’s lien filed against the Premises, the Building or the Project for work or services claimed to have been done for, or materials claimed to have been furnished to, or obligations incurred by Tenant shall be discharged or bonded by Tenant within ten (10) days after Tenant’s receipt of notice of the filing thereof, at Tenant’s sole cost and expense.

19.2. Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a statutory lien bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall immediately reimburse Landlord for the costs thereof as Additional Rent. Tenant shall indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any Claims arising from any such liens, including any administrative, court or other legal proceedings related to such liens.

19.3. In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Premises, the Building or the Project be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located in an identified suite leased by Tenant. Should any holder of a financing statement record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within ten (10) days after filing such financing statement, cause (a) a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises, the Building or the Project.

20. Estoppel Certificate. Each party shall, within ten (10) days after receipt of written notice from the other party, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit J, or on any other form reasonably requested by (i) a current or proposed Lender or encumbrancer or proposed purchaser or a lender, or (ii) a lender, proposed lender, partner, proposed partner, or purchaser or proposed purchaser of Tenant, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to such party’s knowledge, any uncured defaults on the part of the requesting party hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be requested thereon. Any such statements may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Property and by any prospective purchaser, partner or lender of Tenant. Tenant’s failure to deliver any such statement within such prescribed time if such failure continues for more than five (5) days after Landlord gives Tenant written notice thereof shall, at Landlord’s option, constitute a Default (as defined below) under this Lease, and, in any event, shall be binding upon the party providing the estoppel that the Lease is in full force and effect and without modification except as may be represented by the requesting party in any certificate prepared by the requesting party and delivered to the other party for execution.

21. Hazardous Materials.

21.1. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises, the Building or the Project in violation of Applicable Laws by Tenant or any of its employees, agents, contractors or invitees (collectively with Tenant, each a “Tenant Party”). If (a) Tenant breaches such obligation, (b) the presence of Hazardous Materials as a result of such a breach results in contamination of the Project, any portion thereof, or any adjacent property, (c) contamination of the Premises otherwise occurs during the Term or any extension or renewal hereof or holding over hereunder (other than if such contamination results from (i) migration of Hazardous Materials from outside the Premises not caused by a Tenant Party or (ii) to the extent such contamination is caused by Landlrod’s gross negligence or willful misconduct), or (d) contamination of the Project occurs as a result of Hazardous Materials that are placed on or under or are released into the Project by a Tenant Party, then Tenant shall indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, including (w) diminution in value of the Project or any portion thereof, (x) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, (y) damages arising from any adverse impact on marketing of space in the Project or any portion thereof and (z) sums paid in settlement of Claims that arise before, during or after the Term as a result of such breach or contamination. This indemnification and compensation by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, under or about the Project. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Project, any portion thereof or any adjacent property caused or permitted by any Tenant Party results in any contamination of the Project, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Project, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold; and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Project, any portion thereof or any adjacent property. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Landlord hereby agrees to hold Tenant harmless from and against any and all loss, cost, damage, claim or expense (including legal fees) incurred in connection with or arising out of or relating in any way to the presence of Hazardous Materials at the Property as of the Execution Date, unless placed on the Property by a Tenant Party. The provisions of the foregoing sentence shall survive the expiration or earlier termination of this Lease.

21.2. Landlord acknowledges that it is not the intent of this Article to prohibit Tenant from operating its business for the Permitted Use. Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord (a) a list identifying each type of Hazardous Material to be present at the Premises that is subject to regulation under any environmental Applicable Laws, (b) a list of any and all approvals or permits from Governmental Authorities required in connection with the presence of such Hazardous Material at the Premises and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Project (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on, under or about the Project for the closure of any such storage tanks (collectively, “Hazardous Materials Documents”). Notwithstanding the foregoing, Tenant shall not be required to include within the Hazardous Materials Documents any Hazardous Materials found in office supplies used in the ordinary course and in compliance with all Applicable Laws. Tenant shall deliver to Landlord updated Hazardous Materials Documents, within fourteen (14) days after receipt of a written request therefor from Landlord, not more often than once per year, unless (m) there are any changes to the Hazardous Materials Documents or (n) Tenant initiates any Alterations or changes its business, in either case in a way that involves any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (t) the chemical name, (u) the material state (e.g., solid, liquid, gas or cryogen), (v) the concentration, (w) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (x) the use amount and use condition (e.g., open use or closed use), (y) the location (e.g., room number or other identification) and (z) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord’s expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance. Notwithstanding anything in this Lease to the contrary or Landlord’s review into Tenant’s Hazardous Materials Documents or use or disposal of hazardous materials, however, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of Hazardous Materials, it being acknowledged by Tenant that Tenant is best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

21.3. Tenant represents and warrants to Landlord that it is not nor has it been, in connection with the use, disposal or storage of Hazardous Materials, (a) subject to a material enforcement order issued by any Governmental Authority or (b) required to take any remedial action.

21.4. Upon at least two (2) business days prior written notice to Tenant (unless Landlord reasonably believes testing must be completed sooner), prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate that Hazardous Materials are present or that contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests if such tests reveal that Hazardous Materials exist at the Project in violation of this Lease.

21.5. If underground or other storage tanks storing Hazardous Materials installed or utilized by Tenant are located on the Premises, or are hereafter placed on the Premises by Tenant (or by any other party, if such storage tanks are utilized by Tenant), then Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws. Tenant shall have no responsibility or liability for underground or other storage tanks installed by anyone other than Tenant unless Tenant utilizes such tanks, in which case Tenant’s responsibility for such tanks shall be as set forth in this Section.

21.6. Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises.

21.7. Tenant’s obligations under this Article shall survive the expiration or earlier termination of the Lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials for which Tenant is liable, Tenant shall be deemed a holdover tenant and subject to the provisions of Article 27.

21.8. As used herein, the term “Hazardous Material” means any toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous substance, material or waste that is or becomes regulated by Applicable Laws or any Governmental Authority.

21.9. Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Project is located (the “UBC”)). The UBC definition of fire control areas also sets forth the maximum quantity and type of Hazardous Materials permitted to be stored within a fire control area. Landlord and Tenant acknowledge that as of the Term Commencement Date, there will be the following two (2) separate fire control areas in the Building to be used by all tenants of the Building: (a) a waste storage room located adjacent to the loading dock, as shown on Exhibit A attached hereto (the “Waste Storage Room”), and (b) the remainder of the Building exclusive of the waste storage room (the “Building Control Area”). Tenant shall have the right to use its Pro Rata Share of the area in the Waste Storage Room to store up to Tenant’s Pro Rata Share of the quantity of Hazardous Materials permitted within one fire control area. Tenant shall also have the right to store in the Premises (exclusive of the area comprised of Tenant’s Pro Rata Share of the Waste Storage Room), up to its Pro Rata Share of the quantity of Hazardous Materials allowed within the Building Control Area. The Building Control Area shall constitute a separate and distinct fire control area from the Waste Storage Area, and the Tenant’s Pro Rata Share of the quantity of Hazardous Materials permitted in one fire control area shall not be aggregated with the Tenant’s Pro Rata Share of the quantity of Hazardous Materials permitted in the other fire control area. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Materials allowed by this Section 21.9 is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 29). In the event of a Transfer, if the use of Hazardous Materials by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in excess of New Tenant’s Pro Rata Share of the Building, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that (i) its share of the Waste Control Room is not greater than New Tenant’s Pro Rata Share of the Waste Control Room, and (ii) the quantity of Hazardous Materials stored by New Tenant in each of the Premises (exclusive of the Waste Control Room) and the Waste Control Room does not exceed Tenant’s Pro Rata Share of the quantity of Hazardous Materials to be stored in each such location. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability related to Tenant’s or other tenants’ use or disposal of fire control areas or storage of Hazardous Materials and the quantity thereof, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures.

22. Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Lease with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations, including in Tenant’s vivarium. Landlord and Tenant therefore agree as follows:

22.1. Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.

22.2. If the Building has a ventilation system that, in Landlord’s judgment, is adequate, suitable, and appropriate to vent the Premises in a manner that does not release odors affecting any indoor or outdoor part of the Project, Tenant shall vent the Premises through such system. If Landlord at any time determines that any existing ventilation system is inadequate, or if no ventilation system exists, Tenant shall in compliance with Applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of Applicable Laws.

22.3. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from Tenant’s Premises. Any work Tenant performs under this Section shall constitute Alterations.

22.4. Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s construction of the Tenant Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence. Such installations shall constitute Alterations.

22.5. If Tenant fails to install satisfactory odor control equipment within ten (10) business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust. For example, if Landlord determines that Tenant’s production of a certain type of product causes odors, fumes or exhaust, and Tenant does not install satisfactory odor control equipment within ten (10) business days after Landlord’s request, then Landlord may require Tenant to stop producing such type of product in the Premises unless and until Tenant has installed odor control equipment satisfactory to Landlord.

23. Insurance; Waiver of Subrogation.

23.1. Landlord shall maintain insurance for the Building and the Project in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, engineering costs or such other costs to the extent the same are not incurred in the event of a rebuild and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than the amount of such insurance Landlord’s Lender, if any, requires Landlord to maintain, providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard, earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, Workers’ Compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord, without regard to whether or not such are made a part of or are affixed to the Building.

23.2. In addition, Landlord shall carry Commercial General Liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence/general aggregate for bodily injury (including death), or property damage with respect to the Project.

23.3. Tenant shall, at its own cost and expense, procure and maintain during the Term the following insurance for the benefit of Tenant and Landlord (as their interests may appear) with insurers financially acceptable and lawfully authorized to do business in the state where the Premises are located:

(a) Commercial General Liability insurance on a broad-based occurrence coverage form, with coverages including but not limited to bodily injury (including death), property damage (including loss of use resulting therefrom), premises/operations, personal & advertising injury, and contractual liability with limits of liability of not less than $2,000,000 for bodily injury and property damage per occurrence, $2,000,000 general aggregate, which limits may be met by use of excess and/or umbrella liability insurance provided that such coverage is at least as broad as the primary coverages required herein.

(b) Commercial Automobile Liability insurance covering liability arising from the use or operation of any auto, including those owned, hired or otherwise operated or used by or on behalf of the Tenant. The coverage shall be on a broad-based occurrence form with combined single limits of not less than $1,000,000 per accident for bodily injury and property damage.

(c) Commercial Property insurance covering property damage to the full replacement cost value and business interruption. Covered property shall include all tenant improvements in the Premises (to the extent not insured by Landlord pursuant to Section 23.1) and Tenant’s Property including personal property, furniture, fixtures, machinery, equipment, stock, inventory and improvements and betterments, which may be owned by Tenant or Landlord and required to be insured hereunder, or which may be leased, rented, borrowed or in the care custody or control of Tenant, or Tenant’s agents, employees or subcontractors. Such insurance, with respect only to all Alterations or other work performed on the Premises by Tenant (collectively, “Tenant Work”), shall name Landlord and Landlord’s current and future mortgagees as loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, electrical injury, mechanical breakdown, windstorm, vandalism, malicious mischief, sprinkler leakage, back-up of sewers or drains, flood, earthquake, terrorism and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items with an agreed amount endorsement with no co-insurance. Business interruption coverage shall have limits sufficient to cover Tenant’s lost profits and necessary continuing expenses, including rents due Landlord under the Lease. The minimum period of indemnity for business interruption coverage shall be twelve (12) months.

(d) Workers’ Compensation insurance as is required by statute or law, or as may be available on a voluntary basis and Employers’ Liability insurance with limits of not less than the following: each accident, Five Hundred Thousand Dollars ($500,000); disease ($500,000); disease (each employee), Five Hundred Thousand Dollars ($500,000).

(e) Intentionally Omitted.

(f) Pollution Legal Liability insurance is required if Tenant stores, handles, generates or treats Hazardous Materials, as determined solely by Landlord, on or about the Premises. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage of others including physical injury to or destruction of tangible property of others including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property of others that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the commencement date of this agreement, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate and for a period of two (2) years thereafter.

(g) During all construction by Tenant at the Premises, with respect to tenant improvements being constructed (including any Alterations, insurance required in Exhibit B-1 must be in place.

The insurance required of Tenant by this Article shall be with companies at all times having a current rating of not less than A- and financial category rating of at least Class VII in “A.M. Best’s Insurance Guide” current edition. Tenant shall obtain for Landlord from the insurance companies/broker or cause the insurance companies/broker to furnish certificates of insurance evidencing all coverages required herein to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days’ prior written notice to Landlord from Tenant (except in the event of non-payment of premium, in which case ten (10) days’ written notice shall be given). All general liability policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry. Tenant’s required general liability policies shall contain severability of interests clauses stating that, except with respect to limits of insurance, coverage shall apply separately to each insured or additional insured. Tenant shall, at least twenty-five (25) days prior to the expiration of such policies, furnish Landlord with renewal certificates of insurance or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent. Commercial General Liability, Commercial Automobile Liability, Umbrella Liability and Pollution Legal Liability insurance as required above shall name Landlord, BioMed Realty, L.P., and BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds as respects liability arising from work or operations performed by or on behalf of Tenant, Tenant’s use or occupancy of Premises, and ownership, maintenance or use of vehicles by or on behalf of Tenant.

23.4. In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Building or the Project, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner and (c) any management company retained by Landlord to manage the Project.

23.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease. Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

23.6. Each of Tenant and Landlord and their respective insurers hereby waive any and all rights of recovery or subrogation against the Landlord Parties and Tenant Parties, as applicable, with respect to any loss, damage, claims, suits or demands, howsoever caused, that are covered, or should have been covered, by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder. If necessary, Tenant and Landlord agree to endorse the required insurance policies to permit waivers of subrogation as required hereunder and hold harmless, indemnify and compensate the Landlord Parties and Tenant Parties, as applicable, for any loss or expense incurred as a result of a failure to obtain such waivers of subrogation from insurers. Such waivers shall continue so long as Tenant’s and Landlord’s insurers so permit. Any termination of such a waiver shall be by written notice to Landlord or Tenant, as applicable, containing a description of the circumstances hereinafter set forth in this Section. Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then Tenant shall notify Landlord of such conditions.

23.7. Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender or to bring coverage limits to levels then being required of new tenants within the Project.

23.8. Any costs incurred by Landlord pursuant to this Article shall constitute a portion of Operating Expenses.

23.9. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

24. Damage or Destruction.

24.1. In the event of a partial destruction of (a) the Premises or (b) Common Area of the Building or the Project ((a) and (b) together, the “Affected Areas”) by fire or other perils covered by extended coverage insurance not exceeding twenty-five percent (25%) of the full insurable value thereof, and provided that (x) the damage thereto is such that the Affected Areas may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty, (y) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs, reconstruction and restoration (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Operating Expense) and (z) such casualty was not intentionally caused by a Tenant Party, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Affected Areas and this Lease shall continue in full force and effect.

24.2. In the event of any damage to or destruction of the Building or the Project other than as described in Section 24.1, Landlord may elect to repair, reconstruct and restore the Building or the Project, as applicable, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair, reconstruct and restore the Building or the Project, as applicable, then this Lease shall terminate as of the date of such damage or destruction. In the event of any damage or destruction (regardless of whether such damage is governed by Section 24.1 or this Section), if (a) in Landlord’s determination as set forth in the Damage Repair

Estimate (as defined below), the Affected Areas cannot be repaired, reconstructed or restored within twelve (12) months after the date of such casualty, (b) subject to Section 24.6, the Affected Areas are not actually repaired, reconstructed and restored within eighteen (18) months after the date of such casualty, or (c) the damage and destruction occurs within the last twelve (12) months of the then-current Term, then Tenant shall have the right to terminate this Lease, effective as of the date of such damage or destruction, by delivering to Landlord its written notice of termination (a “Termination Notice”) (y) with respect to Subsections 24.2(a) and (c), no later than fifteen (15) days after Landlord delivers to Tenant Landlord’s Damage Repair Estimate and (z) with respect to Subsection 24.2(b), no later than fifteen (15) days after such eighteen (18) month period (as the same may be extended pursuant to Section 24.6) expires. If Tenant provides Landlord with a Termination Notice pursuant to Subsection 24.2(z), Landlord shall have an additional thirty (30) days after receipt of such Termination Notice to complete the repair, reconstruction and restoration. If Landlord does not complete such repair, reconstruction and restoration within such thirty (30) day period, then Tenant may terminate this Lease by giving Landlord written notice within two (2) business days after the expiration of such thirty (30) day period. If Landlord does complete such repair, reconstruction and restoration within such thirty (30) day period, then this Lease shall continue in full force and effect.

24.3. As soon as reasonably practicable, but in any event within sixty (60) days following the date of damage or destruction, Landlord shall notify Tenant of Landlord’s good faith estimate of the period of time in which the repairs, reconstruction and restoration will be completed (the “Damage Repair Estimate”), which estimate shall be based upon the opinion of a contractor reasonably selected by Landlord and experienced in comparable repair, reconstruction and restoration of similar buildings. Additionally, Landlord shall give written notice to Tenant within sixty (60) days following the date of damage or destruction of its election not to repair, reconstruct or restore the Building or the Project, as applicable.

24.4. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

24.5. In the event of repair, reconstruction and restoration as provided in this Article, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other space during the period of repair, reconstruction and restoration that, in Tenant’s reasonable opinion, is suitable for the temporary conduct of Tenant’s business; provided, however, that the amount of such abatement shall be reduced by the amount of Rent that is received by Tenant as part of the business interruption or loss of rental income with respect to the Premises from the proceeds of business interruption or loss of rental income insurance.

24.6. Notwithstanding anything to the contrary contained in this Article, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure or delays caused by a Tenant Party, then the time for Landlord to commence or complete repairs, reconstruction and restoration shall be extended on a day-for-day basis; provided, however, that at Landlord’s election, Landlord shall be relieved of its obligation to make such repairs, reconstruction and restoration.

24.7. If Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repairs, reconstruction or restoration only with regard to (a) those portions of the Premises that were originally provided at Landlord’s expense (including the Tenant Improvements) and (b) the Common Area portion of the Affected Areas. The repairs, reconstruction or restoration of improvements not originally provided by Landlord or at Landlord’s expense shall be the obligation of Tenant. In the event Tenant has elected to upgrade certain improvements from Landlord’s building standards (the “Building Standard”), Landlord shall, upon the need for replacement due to an insured loss, provide only the Building Standard, unless Tenant again elects to upgrade such improvements and pay any incremental costs related thereto, except to the extent that excess insurance proceeds, if received, are adequate to provide such upgrades, in addition to providing for basic repairs, reconstruction and restoration of the Premises, the Building and the Project.

24.8. Notwithstanding anything to the contrary contained in this Article, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article occurs during the last twenty-four (24) months of the Term or any extension thereof, or to the extent that insurance proceeds are not available therefor.

24.9. Landlord’s obligation, should it elect or be obligated to repair, reconstruct or restore, shall be limited to the Affected Areas, and shall be conditioned upon Landlord receiving any permits or authorizations required by Applicable Laws. Tenant shall, at its expense, replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction. If Affected Areas are to be repaired, reconstructed or restored in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease; provided Tenant is not then in default under this Lease, and subject to the requirements of any Lender of Landlord.

24.10. This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

25. Eminent Domain.

25.1. In the event (a) the whole of all Affected Areas or (b) such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises for the Permitted Use shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority, except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

25.2. In the event of a partial taking of (a) the Building or the Project or (b) drives, walkways or parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then, without regard to whether any portion of the Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease (except with regard to (y) items occurring prior to the taking and (z) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof) as of such taking if such taking is, in Landlord’s opinion, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of renting office or laboratory space.

25.3. Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense and (b) the costs of Tenant moving to a new location. Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

25.4. If, upon any taking of the nature described in this Article, this Lease continues in effect, then Landlord shall promptly proceed to restore the Affected Areas to substantially their same condition prior to such partial taking. To the extent such restoration is infeasible, as determined by Landlord in its sole and absolute discretion, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

25.6 This Article sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of any Applicable Laws (and any successor statutes) permitting the parties to terminate this Lease as a result of any damage or destruction.

26. Surrender.

26.1. At least thirty (30) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”) prepared by an independent third party state-certified professional with appropriate expertise, which Exit Survey must be reasonably acceptable to Landlord. The Exit Survey shall comply with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards). In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey. Tenant’s obligations under this Section shall survive the expiration or earlier termination of the Lease.

26.2. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

26.3. The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building, the Property or the Project, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

26.4. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises, the Building or the Property and shall, at the option of the successor to Landlord’s interest in the Building or the Project, as applicable, operate as an assignment of this Lease.

27. Holding Over.

27.1. If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) Base Rent in accordance with Article 7, as adjusted in accordance with Article 8, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including payments for Tenant’s Adjusted Share of Operating Expenses. Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

27.2. Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, (a) Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the monthly rent shall be equal to one hundred fifty percent (150%) of the Rent in effect during the last thirty (30) days of the Term, and (b) if such holdover persists after the earlier of (i) thirty (30) days after the expiration or earlier termination of the Term and (ii) the date Landlord notifies Tenant that Landlord has procured a tenant that is ready, willing and able to sign a lease for the Premises (or a portion thereof), Tenant shall be liable to Landlord for any and all damages suffered by Landlord as a result of such holdover, including any lost rent or consequential, special and indirect damages (in each case, regardless of whether such damages are foreseeable).

27.3. Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

27.4. The foregoing provisions of this Article are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

27.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

28. Indemnification and Exculpation.

28.1. Tenant agrees to indemnify, compensate, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from and against any and all Claims of any kind or nature, real or alleged, arising from injury to or death of any person or damage to any property occurring within or about the Premises, the Building, the Property or the Project, arising directly or indirectly out of (a) the presence at or use or occupancy of the Premises or Project by a Tenant Party, (b) an act or omission on the part of any Tenant Party, (c) a breach or default by Tenant in the performance of any of its obligations hereunder or (d) injury to or death of persons or damage to or loss of any property, real or alleged, arising from the serving of alcoholic beverages at the Premises or Project by any Tenant Party, including liability under any dram shop law, host liquor law or similar Applicable Law, except to the extent directly caused by Landlord’s negligence or willful misconduct. Tenant’s obligations under this Section shall not be affected, reduced or limited by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, employee benefit acts or similar legislation. Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease. Subject to Sections 23.6, and 28.2 and any subrogation provisions contained in the Work Letter, Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant Parties harmless from and against any and all Claims arising from injury to or death of any person or damage to or loss of any physical property occurring within or about the Premises, the Building, the Property or the Project to the extent directly arising out of Landlord’s gross negligence or willful misconduct.

28.2. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable to Tenant for and Tenant assumes all risk of (a) damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time, and (b) damage to personal property or scientific research, including loss of records kept by Tenant within the Premises (in each case, regardless of whether such damages are foreseeable). Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section. Notwithstanding anything in the foregoing or this Lease to the contrary, except (x) as otherwise provided herein (including Section 27.2), (y) as may be provided by Applicable Laws or (z) in the event of Tenant’s breach of Article 21 or Section 26.1, in no event shall Landlord or Tenant be liable to the other for any consequential, special or indirect damages arising out of this Lease, including lost profits (provided that this Subsection 28.2(z) shall not limit Tenant’s liability for Base Rent or Additional Rent pursuant to this Lease).

28.3. Landlord shall not be liable for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project, or of any other third party.

28.4. Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts. Landlord shall not be liable for injuries or losses caused by criminal acts of third parties, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal. If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage. Tenant’s security programs and equipment for the Premises shall be coordinated with Landlord and subject to Landlord’s reasonable approval.

28.5. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

29. Assignment or Subletting.

29.1. Except as hereinafter expressly permitted, none of the following (each, a “Transfer”), either voluntarily or by operation of Applicable Laws, shall be directly or indirectly performed without Landlord’s prior written consent: (a) Tenant selling, hypothecating, assigning, pledging, encumbering or otherwise transferring this Lease or subletting the Premises, for which Landlord’s consent shall not be unreasonably withheld, conditioned or delayed or (b) a controlling interest in Tenant being sold, assigned or otherwise transferred (other than as a result of shares in Tenant being sold on a public stock exchange). For purposes of the preceding sentence, “control” means (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person or (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. Notwithstanding the foregoing, Tenant shall have the right to Transfer, without Landlord’s consent, Tenant’s interest in this Lease or the Premises or any part thereof to (i) any person that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant (“Tenant’s Affiliate”), (ii) any person or entity with which Tenant is merged or to which all or substantially all of Tenant’s assets or all or substantially all of the ownership interests in Tenant are sold, or (iii) any person or entity which is a successor-in-interest to Tenant by way of spin-off or consolidation; provided that Tenant shall notify Landlord in writing at least thirty (30) days prior to the effectiveness of such Transfer (an “Exempt Transfer”) and otherwise comply with the requirements of this Lease regarding such Transfer; and provided, further, that the person that will be the tenant under this Lease after the Exempt Transfer has a net worth (as of both the day immediately prior to and the day immediately after the Exempt Transfer) that is equal to or greater than the net worth (as of the Execution Date or the date of the Exempt Transfer, whichever is the higher net worth value) of the transferring Tenant. For purposes of the immediately preceding sentence, “control” requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person. In no event shall Tenant perform a Transfer to or with an entity that is a tenant at the Project or the Neighboring Property located at 21 Erie Street, Cambridge, Massachusetts (“21 Erie Street”) or 270 Albany Street, Cambridge, Massachusetts (“270 Albany Street”) or that, to the knowledge of Tenant’s executive officers as may be informed by Tenant’s representatives or Landlord, is in discussion or negotiations with Landlord or an affiliate of Landlord to lease premises at the Project, 21 Erie Street or 270 Albany Street. Notwithstanding anything in this Lease to the contrary, if (a) Tenant or any proposed transferee, assignee or sublessee of Tenant has been required by any prior landlord, Lender or Governmental Authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party’s action or omission or use of the property in question or (b) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any Governmental Authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

29.2. In the event Tenant desires to effect a Transfer (other than an Exempt Transfer), then, at least thirty (30) but not more than ninety (90) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information (including references) concerning the character of the proposed transferee, assignee or sublessee; the Transfer Date; the most recent unconsolidated financial statements of Tenant and of the proposed transferee, assignee or sublessee satisfying the requirements of Section 40.2 (“Required Financials”); any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require.

29.3. Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of Tenant and of such transferee, assignee or sublessee (notwithstanding Tenant remaining liable for Tenant’s performance), (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises and (c) Landlord’s desire to exercise its rights under Section 29.7 to cancel this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee, assignee or sublessee of poor reputation, lacking financial qualifications or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986 (as the same may be amended from time to time, the “Revenue Code”). Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Revenue Code); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.

29.4. The following are conditions precedent to a Transfer or to Landlord considering a request by Tenant to a Transfer:

(a) Tenant shall remain fully liable under this Lease (except in the event Tenant is no longer in existence). Tenant agrees that it shall not be (and shall not be deemed to be) a guarantor or surety of this Lease, however, and waives its right to claim that is it is a guarantor or surety or to raise in any legal proceeding any guarantor or surety defenses permitted by this Lease or by Applicable Laws;

(b) If Tenant or the proposed transferee, assignee or sublessee does not or cannot deliver the Required Financials, then Landlord may elect to have either Tenant’s ultimate parent company or the proposed transferee’s, assignee’s or sublessee’s ultimate parent company provide a guaranty of the applicable entity’s obligations under this Lease, in a form acceptable to Landlord, which guaranty shall be executed and delivered to Landlord by the applicable guarantor prior to the Transfer Date;

(c) In the case of an Exempt Transfer, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the Transfer qualifies as an Exempt Transfer;

(d) Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord’s interest under this Lease shall not be diminished or reduced by the proposed Transfer. Such evidence shall include evidence respecting the relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee;

(e) Tenant shall reimburse Landlord for Landlord’s actual costs and expenses, including reasonable attorneys’ fees, charges and disbursements incurred in connection with the review, processing and documentation of such request, up to a maximum amount of $5,000;

(f) Except with respect to an Exempt Transfer, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after making deductions for any reasonable marketing expenses, tenant improvement funds expended by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent actually paid by Tenant. If such consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(g) The proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(h) Landlord’s consent to any such Transfer shall be effected on Landlord’s forms;

(i) Tenant shall not then be in default of any monetary obligation or any material non-monetary obligation hereunder in any respect;

(j) Such proposed transferee, assignee or sublessee’s use of the Premises shall be limited to the Permitted Use;

(k) Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(l) Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(m) Landlord’s consent (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent or refuse consent to any later Transfer;

(n) Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(o) Tenant shall deliver to Landlord a list of Hazardous Materials (as defined below), certified by the proposed transferee, assignee or sublessee to be true and correct, that the proposed transferee, assignee or sublessee intends to use or store in the Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed transferee, assignee or sublessee takes occupancy of the Premises, all of the items relating to Hazardous Materials of such proposed transferee, assignee or sublessee as described in Section 21.2.

29.5. Any Transfer that is not in compliance with the provisions of this Article or with respect to which Tenant does not fulfill its obligations pursuant to this Article shall be void and shall, at the option of Landlord, terminate this Lease.

29.6. Notwithstanding any Transfer, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

29.7. If Tenant delivers to Landlord (a) a Transfer Notice indicating a desire to assign this Lease to a proposed transferee (excluding any assignment constituting an Exempt Transfer), or (b) a notice indicating Tenant’s intention to enter into a sublease or license agreement that would, in the aggregate with all other then-current subleases and licenses, cause more than fifty percent (50%) of the Rentable Area of the Premises to be licensed or subleased (excluding any subleases and licenses that constitute Exempt Transfers), or commence marketing the Premises or a portion thereof in connection with such a sublease or license (an “Intent to Sublease Notice”), then Landlord shall have the option, exercisable by giving notice to Tenant within ten (10) business days after Landlord’s receipt of the Transfer Notice or Intent to Sublease Notice, as applicable, to terminate this Lease (i) as of the date specified in the Transfer Notice as the Transfer Date (with respect to subsection (a) hereof), or (ii) on the fifth (5th) day following the date of Landlord’s notice (with respect to subsection (b) hereof), except for those provisions that, by their express terms, survive the expiration or earlier termination hereof. If Landlord exercises such option, then Tenant shall have the right to withdraw such Transfer Notice or Intent to Sublease Notice, as applicable, by delivering to Landlord written notice of such election within five (5) days after Landlord’s delivery of notice electing to exercise Landlord’s option to terminate this Lease. In the event Tenant withdraws the Transfer Notice or Intent to Sublease Notice, as applicable, as provided in this Section, this Lease shall continue in full force and effect. Tenant’s Intent to Sublease Notice shall include the proposed square footage, rental rate and term for the sublease or license. No failure of Landlord to exercise its option to terminate this Lease shall be deemed to be Landlord’s consent to a proposed Transfer.

29.8. If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and appoints Landlord as assignee and attorney-in-fact for Tenant, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default (as defined below) by Tenant, Tenant shall have the right to collect such rent.

30. Subordination and Attornment.

30.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Building or the Project and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.

30.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord on such lender’s or ground lessor’s standard form, as modified to include commercially reasonable comments submitted by Tenant and agreed to by such lender or ground lessor. If any such mortgagee, beneficiary or landlord under a lease wherein Landlord is tenant (each, a “Mortgagee”) so elects, however, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request. If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, it shall be a default hereunder, subject to applicable notice and cure periods. Landlord shall use commercially reasonable efforts to obtain a subordination and attornment agreement from any Mortgagee on such Mortgagee’s customary form, and Landlord shall use reasonable efforts to have such form modified by Tenant’s commercially reasonable comments.

30.3. Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a Mortgagee incident to the financing of the real property of which the Premises constitute a part.

30.4. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, subject to and in accordance with the provisions of any SNDA then in effect.

31. Defaults and Remedies.

31.1. Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain. Such costs include processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within three (3) business days after the date such payment is due, Tenant shall pay to Landlord (a) an additional sum of five percent (5%) of the overdue Rent as a late charge plus (b) interest at an annual rate (the “Default Rate”) equal to the lesser of (a) twelve percent (12%) and (b) the highest rate permitted by Applicable Laws. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant and shall be payable as Additional Rent to Landlord due with the next installment of Rent or within five (5) business days after Landlord’s demand, whichever is earlier. Landlord’s acceptance of any Additional Rent (including a late charge or any other amount hereunder) shall not be deemed an extension of the date that Rent is due or prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity.

31.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law. If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

31.3. If Tenant fails to pay any sum of money required to be paid by it hereunder or perform any other act on its part to be performed hereunder, in each case within the applicable cure period (if any) described in Section 31.4, then Landlord may (but shall not be obligated to), without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such act; provided that such failure by Tenant unreasonably interfered with the use of the Building or the Project by any other tenant or with the efficient operation of the Building or the Project, or resulted or could have resulted in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord. Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease. In addition to the late charge described in Section 31.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest at the Default Rate, computed from the date such sums were paid or incurred.

31.4. The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a) Tenant abandons or vacates the Premises;

(b) Tenant fails to make any payment of Rent, as and when due, or to satisfy its obligations under Article 19, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant;

(c) Tenant fails to observe or perform any obligation or covenant contained herein (other than described in Sections 31.4(a) and 31.4(b)) to be performed by Tenant, where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if the nature of Tenant’s default is such that it reasonably requires more than thirty (30) days to cure, Tenant shall not be deemed to be in Default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion; and provided, further, that such cure is completed no later than sixty (60) days after Tenant’s receipt of written notice from Landlord;

(d) Tenant makes an assignment for the benefit of creditors;

(e) A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets;

(f) Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (as the same may be amended from time to time, the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g) Any involuntary petition is filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h) Tenant fails to deliver an estoppel certificate in accordance with Article 20; or

(i) A default exists under that certain Space License Agreement dated as of the date hereof, by and between Landlord and Tenant, after the expiration of any applicable notice and cure periods;

(j) Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

31.5. In the event of a Default by Tenant, and at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord has the right to do any or all of the following:

(a) Halt any Tenant Improvements or Landlord’s Work and Alterations and order Tenant’s contractors, subcontractors, consultants, designers and material suppliers to stop work;

(b) Terminate Tenant’s right to possession of the Premises by written notice to Tenant or by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby; and

(i) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including the sum of:

(A) The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(B) The costs of restoring the Premises to the condition required under the terms of this Lease; plus

(C) An amount (the “Election Amount”) equal to either (A) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then-present cash rental value of the Premises as determined by Landlord for what would be the then-unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point (the “Discount Rate”) or (B) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Base Rent and Additional Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Premises, and other factors; and that the Election Amount is not a penalty.

As used in Section 31.5(c)(i), “worth at the time of award” shall be computed by allowing interest at the Default Rate.

31.6. In addition to any other remedies available to Landlord at law or in equity and under this Lease (other than Section 31.5(b)(i)), Landlord may continue this Lease in effect after Tenant’s Default or abandonment and recover Rent as it becomes due. In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises, unless or to the extent required by Applicable Law. For purposes of this Section, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a) Acts of maintenance or preservation or efforts to relet the Premises, including alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b) The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.

31.7. If Landlord does not elect to terminate this Lease as provided in Section 31.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

31.8. In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

(a) First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b) Second, to the payment of the costs and expenses of reletting the Premises, including (i) alterations and repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c) Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d) Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

31.9. All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in such waiver. Notwithstanding any provision of this Lease to the contrary, Landlord shall not be required to mitigate its damages with respect to any default by Tenant, unless or to the extent required by Applicable Law. Any obligation imposed by Applicable Law upon Landlord to relet the Premises after any termination of this Lease shall be subject to the reasonable requirements of Landlord to (a) lease to high quality tenants on such terms as Landlord may from time to time deem appropriate in its discretion and (b) develop the Project in a harmonious manner with a mix of uses, tenants, floor areas, terms of tenancies, etc., as determined by Landlord. Landlord shall not be obligated to relet the Premises to (y) any Tenant’s Affiliate or (z) any party (i) unacceptable to a Lender, (ii) that requires Landlord to make improvements to or re-demise the Premises, (iii) that desires to change the Permitted Use, (iv) that desires to lease the Premises for more or less than the remaining Term or (v) to whom Landlord or an affiliate of Landlord may desire to lease other available space in the Project or at another property owned by Landlord or an affiliate of Landlord.

31.10. Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (y) the date of Lease termination and (z) the date Tenant surrenders possession of the Premises.

31.11. To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

31.12. Landlord shall not be in default or liable for damages under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate or cancel this Lease or to withhold or abate rent or to set off any Claims against Rent as a result of any default or breach by Landlord of any of its covenants, obligations, representations, warranties or promises hereunder, except as may otherwise be expressly set forth in this Lease.

31.13. In the event of any default by Landlord, Tenant shall give notice by registered or certified mail or overnight delivery with a reputable overnight delivery service to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises, the Building or the Project and to any landlord of any lease of land upon or within which the Premises, the Building or the Project is located, and shall offer such beneficiary, mortgagee or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall furnish to Tenant in writing, the names and addresses of all such persons who are to receive such notices, and any updates thereto throughout the Term of this Lease.

32. Bankruptcy. In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

32.1. Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

32.2. A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

32.3. A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

32.4. The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

33. Brokers.

33.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than Cushman and Wakefield of Massachusetts, Inc. (“Broker”), and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with this Lease. Landlord shall compensate Broker in relation to this Lease pursuant to a separate agreement between Landlord and Broker.

33.2. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Lease, other than as contained in this Lease.

33.3. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 33.1 and 33.2.

33.4. Tenant agrees to indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnitees harmless from any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant. Landlord agrees to indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant) and hold the Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord

34. Definition of Landlord. With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest. In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in the Lease or the Property. Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent; provided, however, Landlord shall notify Tenant of any such transfer and include contact information and payment information for such transferee. Subject to the provisions of Article 11 hereof, Tenant shall not be liable, nor shall Tenant be deemed in default, for any Rent or Security Deposit paid to Landlord and not transferred or credited to Landlord’s transferee.

35. Limitation of Landlord’s Liability.

35.1. If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and the Project, (b) rent or other income from such real property receivable by Landlord or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Building or the Project.

35.2. Neither Landlord nor any of its affiliates, nor any of their respective partners, shareholders, directors, officers, employees, members or agents shall be personally liable for Landlord’s obligations or any deficiency under this Lease, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord or any of Landlord’s affiliates. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be sued or named as a party in any suit or action, and service of process shall not be made against any partner or member of Landlord except as may be necessary to secure jurisdiction of the partnership, joint venture or limited liability company, as applicable. No partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, officer, employee, member or agent of Landlord or any of its affiliates.

35.3. Each of the covenants and agreements of this Article shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

36. Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, then:

36.1. Each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and such terms, covenants, conditions, provisions and agreements shall be binding with the same force and effect upon each and all of the persons executing this Agreement as Tenant; and

36.2. The term “Tenant,” as used in this Lease, shall mean and include each of them, jointly and severally. The act of, notice from, notice to, refund to, or signature of any one or more of them with respect to the tenancy under this Lease, including any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted, so given or received such notice or refund, or so signed.

37. Representations. Tenant guarantees, warrants and represents that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder, (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so and (e) neither (i) the execution, delivery or performance of this Lease nor (ii) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which Tenant is constituted or to which Tenant is a party. In addition, Tenant guarantees, warrants and represents that none of (x) it, (y) its affiliates or partners nor (z) to the best of its knowledge, its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

38. Confidentiality. Tenant shall keep the terms and conditions of this Lease and any information provided to Tenant or its employees, agents or contractors pursuant to Article 9 confidential and shall not (a) disclose to any third party any terms or conditions of this Lease or any other Lease-related document (including subleases, assignments, work letters, construction contracts, letters of credit, subordination agreements, non-disturbance agreements, brokerage agreements or estoppels) or (b) provide to any third party an original or copy of this Lease (or any Lease-related document). Landlord shall not release to any third party any non-public financial information or other non-public information that Tenant makes accessible to Landlord or Landlord’s employees regarding Tenant’s ownership structure, its business operations, research or financial condition, which Tenant has specified in writing as confidential. Notwithstanding the foregoing, confidential information under this Section may be released by Landlord or Tenant under the following circumstances: (x) if required by Applicable Laws or in any judicial proceeding; provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (y) to a party’s attorneys, accountants, brokers, lenders, potential lenders, potential purchasers and other bona fide consultants or advisers (with respect to this Lease only) or to actual or potential investors or business partners; provided such third parties agree to be bound by this Section, or (z) to bona fide prospective assignees or subtenants of this Lease; provided they agree in writing to be bound by this Section. Landlord’s obligations under this paragraph shall not be applicable to information that is or becomes generally known to, or ascertainable by, the public or Landlord, other than as a result of an unauthorized disclosure by Landlord or by persons or entities to whom Landlord has made an unauthorized disclosure. Landlord agrees that a breach of such confidentiality may cause Tenant harm for which recovery of damages would be an inadequate remedy, and in such event, Tenant shall be entitled to seek injunctive relief, as well as such further relief as may be granted by a court of competent jurisdiction, but excluding special, punitive, exemplary, indirect or consequential damages, including lost profits.

39. Notices. Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in Subsection 39(a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with Subsection 39(a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given if given in accordance with Subsection 39(b); or (z) upon transmission, if given in accordance with Subsection 39(c). Except as otherwise stated in this Lease, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10 or 2.11, respectively. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

40. Miscellaneous.

40.1. Landlord reserves the right to change the name of the Building or the Project in its sole discretion.

40.2. To induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent year-end unconsolidated financial statements reflecting Tenant’s current financial condition audited by a nationally recognized accounting firm. Tenant shall, within ninety (90) days after the end of Tenant’s financial year, furnish Landlord with a certified copy of Tenant’s year-end unconsolidated financial statements for the previous year audited by a nationally recognized accounting firm. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials complying with generally accepted accounting principles and certified by the chief financial officer of Tenant as true, correct and complete in all respects shall suffice for purposes of this Section. If Tenant fails to deliver to Landlord any financial statement within the time period required under this Section, then Tenant shall be required to pay to Landlord an administrative fee equal to Five Hundred Dollars ($500) within five (5) business days after receiving written notice from Landlord advising Tenant of such failure (provided, however, that Landlord’s acceptance of such fee shall not prevent Landlord from pursuing any other rights or remedies under this Lease, at law or in equity). The provisions of this Section shall not apply at any time while Tenant is a corporation whose shares are traded on any nationally recognized stock exchange.

40.3. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

40.4. The terms of this Lease are intended by the parties as a final, complete and exclusive expression of their agreement with respect to the terms that are included herein, and may not be contradicted or supplemented by evidence of any other prior or contemporaneous agreement.

40.5. Upon the request of either Landlord or Tenant, the parties shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease under Massachusetts law. All costs of preparing and recording such notice shall be borne by the requesting party. Simultaneously with the execution of any Notice of Lease as provided above, Tenant shall execute a recordable termination of such Notice of Lease (the “Lease Termination Notice”), which Lease Termination Notice shall be held in escrow by Landlord and may be released from escrow and recorded by Landlord after the expiration or earlier termination of this Lease. Neither party shall record this Lease.

40.6. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The words “include,” “includes,” “included” and “including” mean “‘include,’ etc., without limitation.” The word “shall” is mandatory and the word “may” is permissive. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Landlord and Tenant have each participated in the drafting and negotiation of this Lease, and the language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

40.7. Except as otherwise expressly set forth in this Lease, each party shall pay its own costs and expenses incurred in connection with this Lease and such party’s performance under this Lease; provided that, if either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

40.8. Time is of the essence with respect to the performance of every provision of this Lease.

40.9. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

40.10. Notwithstanding anything to the contrary contained in this Lease, Tenant’s obligations under this Lease are independent and shall not be conditioned upon performance by Landlord.

40.11. Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

40.12. Any provision of this Lease that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

40.13. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors and assigns. This Lease is for the sole benefit of the parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Lease shall give or be construed to give any other person or entity any legal or equitable rights. Nothing in this Section shall in any way alter the provisions of this Lease restricting assignment or subletting.

40.14. This Lease shall be governed by, construed and enforced in accordance with the laws of the state in which the Premises are located, without regard to such state’s conflict of law principles.

40.15. Tenant guarantees, warrants and represents that the individual or individuals signing this Lease have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

40.16. This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

40.17. No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.

40.18. No waiver of any term, covenant or condition of this Lease shall be binding upon Landlord unless executed in writing by Landlord. The waiver by Landlord of any breach or default of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any preceding or subsequent breach or default of such term, covenant or condition or any other term, covenant or condition of this Lease.

40.19. To the extent permitted by Applicable Laws, the parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

41. Rooftop Installation Area.

41.1. Tenant shall have the right, subject to Landlord’s prior written approval (not to be unreasonably withheld, conditioned or delayed), to use certain portions of the Building roof in a location designated by Landlord (the “Rooftop Installation Area”) solely to operate, maintain, repair and replace rooftop antennae, mechanical equipment, communications antennas and other equipment installed by Tenant in the Rooftop Installation Area in accordance with this Article (“Tenant’s Rooftop Equipment”). Tenant’s Rooftop Equipment shall be only for Tenant’s use of the Premises for the Permitted Use. The parties acknowledge that as of the Execution Date, Tenant does not have any Tenant’s Rooftop Equipment requiring the designation of a Rooftop Installation Area.

41.2. Tenant shall install Tenant’s Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate, and in accordance with this Article and the applicable provisions of this Lease regarding Alterations. Tenant’s Rooftop Equipment and the installation thereof shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Among other reasons, Landlord may withhold approval if the installation or operation of Tenant’s Rooftop Equipment could reasonably be expected to damage the structural integrity of the Building or to transmit vibrations or noise or cause other adverse effects beyond the Premises to an extent not customary in first class laboratory buildings, unless Tenant implements measures that are acceptable to Landlord in its reasonable discretion to avoid any such damage or transmission.

41.3. Tenant shall comply with any roof or roof-related warranties. Tenant shall obtain a letter from Landlord’s roofing contractor within thirty (30) days after completion of any Tenant work on the rooftop stating that such work did not affect any such warranties. Tenant, at its sole cost and expense, shall inspect the Rooftop Installation Area at least annually, and correct any loose bolts, fittings or other appurtenances and repair any damage to the roof caused by the installation or operation of Tenant’s Rooftop Equipment. Tenant shall not permit the installation, maintenance or operation of Tenant’s Rooftop Equipment to violate any Applicable Laws or constitute a nuisance. Tenant shall pay Landlord within thirty (30) days after demand (a) all applicable taxes, charges, fees or impositions imposed on Landlord by Governmental Authorities as the result of Tenant’s use of the Rooftop Installation Areas in excess of those for which Landlord would otherwise be responsible for the use or installation of Tenant’s Rooftop Equipment and (b) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Tenant’s Rooftop Equipment. Upon Tenant’s written request to Landlord, Landlord shall use commercially reasonable efforts to cause other tenants to remedy any interference in the operation of Tenant’s Rooftop Equipment caused by any such tenants’ equipment installed after the applicable piece of Tenant’s Rooftop Equipment; provided, however, that Landlord shall not be required to request that such tenants waive their rights under their respective leases.

41.4. If Tenant’s Equipment (a) causes physical damage to the structural integrity of the Building, (b) interferes with any telecommunications, mechanical or other systems located at or near or servicing the Building or the Project that were installed prior to the installation of Tenant’s Rooftop Equipment, (c) interferes with any other service provided to other tenants in the Building or the Project by rooftop or penthouse installations that were installed prior to the installation of Tenant’s Rooftop Equipment or (d) interferes with any other tenants’ business, in each case in excess of that permissible under Federal Communications Commission regulations, then Tenant shall cooperate with Landlord to determine the source of the damage or interference and promptly repair such damage and eliminate such interference, in each case at Tenant’s sole cost and expense, within thirty (30) days after receipt of notice of such damage or interference (which notice may be oral; provided that Landlord also delivers to Tenant written notice of such damage or interference within twenty-four (24) hours after providing oral notice).

41.5. Landlord reserves the right to cause Tenant to relocate Tenant’s Rooftop Equipment to comparably functional space on the roof or in the penthouse of the Building by giving Tenant prior written notice thereof. Landlord agrees to pay the reasonable costs thereof. Tenant shall arrange for the relocation of Tenant’s Rooftop Equipment within sixty (60) days after receipt of Landlord’s notification of such relocation. In the event Tenant fails to arrange for relocation within such sixty (60)-day period, Landlord shall have the right to arrange for the relocation of Tenant’s Rooftop Equipment in a manner that does not unnecessarily interrupt or interfere with Tenant’s use of the Premises for the Permitted Use.

42. Option to Extend Term. Tenant shall have the option (“Option”) to extend the Term by three (3) years as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. The Option is personal to Intellia Therapeutics, Inc., and may not be exercised by any party that becomes the tenant under this Lease, unless such party became the tenant as a result of an Exempt Transfer. Any extension of the Term pursuant to the Option shall be on all the same terms and conditions as this Lease, except as follows:

42.1. Base Rent at the commencement of the Option term shall equal the greater of (a) the then-current Base Rent and (b) the then-current fair market value for comparable Class A office and laboratory space in the Mass Ave. Corridor submarket of comparable age, quality, level of finish and proximity to amenities and public transit (“FMV”), and shall be further increased on each annual anniversary of the Option term commencement date by three percent (3%). Tenant may, no more than thirteen (13) months prior to the date the Term is then scheduled to expire, request Landlord’s estimate of the FMV for the Option term. Landlord shall, within fifteen (15) days after receipt of such request, give Tenant a written proposal of such FMV. If Tenant gives written notice to exercise the Option, such notice shall specify whether Tenant accepts Landlord’s proposed estimate of FMV. If Tenant does not accept the FMV, then the parties shall endeavor to agree upon the FMV, taking into account all relevant factors, including (a) the size of the Premises, (b) the length of the Option term, (c) rent in comparable buildings in the relevant submarket, including concessions offered to new tenants, such as free rent, tenant improvement allowances and moving allowances, (d) Tenant’s creditworthiness and (e) the quality and location of the Building and the Project. In the event that the parties are unable to agree upon the FMV within thirty (30) days after Tenant notifies Landlord that Tenant is exercising the Option, then either party may request that the same be determined as follows: a senior officer of a nationally recognized leasing brokerage firm with local knowledge of the Mass Ave. Corridor laboratory/research and development leasing submarket (the “Baseball Arbitrator”) shall be selected and paid for jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the local chapter of the Judicial Arbitration and Mediation Services or any successor organization thereto (the “JAMS”). The Baseball Arbitrator selected by the parties or designated by JAMS shall (y) have at least ten (10) years’ experience in the leasing of laboratory/research and development space in the Mass Ave. Corridor submarket and (z) not have been employed or retained by either Landlord or Tenant or any affiliate of either for a period of at least ten (10) years prior to appointment pursuant hereto. Each of Landlord and Tenant shall submit to the Baseball Arbitrator and to the other party its determination of the FMV. The Baseball Arbitrator shall grant to Landlord and Tenant a hearing and the right to submit evidence. The Baseball Arbitrator shall determine which of the two (2) FMV determinations more closely represents the actual FMV. The arbitrator may not select any other FMV for the Premises other than one submitted by Landlord or Tenant. The FMV selected by the Baseball Arbitrator shall be binding upon Landlord and Tenant and shall serve as the basis for determination of Base Rent payable for the Option term. If, as of the commencement date of the Option term, the amount of Base Rent payable during the Option term shall not have been determined, then, pending such determination, Tenant shall pay Base Rent equal to the Base Rent payable with respect to the last year of the then-current Term. After the final determination of Base Rent payable for the Option term, the parties shall promptly execute a written amendment to this Lease specifying the amount of Base Rent to be paid during the Option term. Any failure of the parties to execute such amendment shall not affect the validity of the FMV determined pursuant to this Section.

42.2. The Option is not assignable separate and apart from this Lease.

42.3. The Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Option at least twelve (12) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of the Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise the Option. Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of the Option after the date provided for in this Section.

42.4. Notwithstanding anything contained in this Article to the contrary, Tenant shall not have the right to exercise the Option:

(a) During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of this Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(b) At any time after any Default as described in Article 31 of the Lease (provided, however, that, for purposes of this Section 42.4(b), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(c) Tenant has assigned this Lease prior to the exercise of the Option or at the commencement of the Option term (except an assignment that is an Exempt Transfer); or

(d) Tenant has subleased more than twenty percent (20%) of the Premises as of the exercise of the Option or at the commencement of the Option term (unless such sublease constituted an Exempt Transfer); or

(e) In the event that Tenant has defaulted in the performance of any monetary obligations or material non-monetary obligations under this Lease two (2) or more times during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise the Option, whether or not Tenant has cured such defaults.

42.5. The period of time within which Tenant may exercise the Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 42.4.

42.6. All of Tenant’s rights under the provisions of the Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant or (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC, a Delaware limited liability company

By:	/s/ William Kane
Name:	William Kane
Title:	Senior Vice President, Boston Market Lead

TENANT:

INTELLIA THERAPEUTICS, INC., a Delaware corporation

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Lease as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:

INTELLIA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Nessan Bermingham
Name:	Nessan Bermingham
Title:	President & CEO

EXHIBIT A

PREMISES

[See attached]

A-1

UNEXCAVATED
UNEXCAVATED
UNEXCAVATED
BASE BUILDING MECHANICAL
UNEXCAVATED

Legend

APPROXIMATE SCALE: 1" = 40'-0"

Tenant Premises

REFER TO FIRST FLOOR PLAN FOR CONTROL AREA INFORMATION.

NOTE: USE OR STORAGE OF HAZARDOUS MATERIALS IS PROHIBITED IN THE BASEMENT, SECOND FLOOR AND RETAIL AREA

True North
PROJECT NORTH

BioMed Realty
Discover here.
prepared by ARROWSTREET

Premises Plan - Tenant 130

40 Erie Street
Cambridge, Massachusetts

Basement
16 December 2015

12/17/2015 7:28:50 AM

© Copyright Arrowstreet Inc.

CONTROL AREA #1
WASTE STORAGE ROOM
TENANT 130 ALLOWANCE FOR MAX. ALLOWABLE QUANTITES PER 781 CMR SECTION 307: 61.6%
ELEC RM & METER RM
LOADING DOCK
ELEC
DEMARC
PROP ELEC
FITNESS CENTER
RETAIL AREA
CONTROL AREA #2
BUILDING CONTROL AREA
TENANT 130 ALLOWANCE FOR MAX. ALLOWABLE QUANTITES WITHIN 1ST FLOOR PREMISES PER 781 CMR SECTION 307: 61.6%
Legend
Tenant Premises
NOTE: USE OR STORAGE OF HAZARDOUS MATERIALS IS PROHIBITED IN THE BASEMENT, SECOND FLOOR AND RETAIL AREA
True North
PROJECT NORTH

12/17/2015 7:28:52 AM

BioMed Realty
Discover here.

prepared by ARROWSTREET

Premises Plan - Tenant 130

40 Erie Street | First Floor

Cambridge, Massachusetts

16 December 2015

© Copyright Arrowstreet Inc.

TENANT
MECHANICAL

Legend

APPROXIMATE SCALE: 1" = 40'-0"

Tenant Premises

REFER TO FIRST FLOOR PLAN FOR CONTROL AREA INFORMATION.

NOTE: USE OR STORAGE OF HAZARDOUS MATERIALS IS PROHIBITED IN THE BASEMENT, SECOND FLOOR AND RETAIL AREA

True North
PROJECT
NORTH

12/17/2015 7:28:52 AM

BioMed Realty
Discover here.

prepared by ARROWSTREET

Premises Plan - Tenant 130

40 Erie Street

Cambridge, Massachusetts

Second Floor

16 December 2015

EXHIBIT B

WORK LETTER

This Work Letter (this “Work Letter”) is made and entered into as of the 6th day of January, 2016, by and between BMR-SIDNEY RESEARCH CAMPUS LLC, a Delaware limited liability company (“Landlord”), and INTELLIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease dated as of January 6, 2016 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), by and between Landlord and Tenant for the Premises located at 40 Erie Street, Cambridge, Massachusetts. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease.

1. General Requirements.

1.1. Authorized Representatives.

(a) Landlord designates, as Landlord’s authorized representative (“Landlord’s Authorized Representative”), (i) Salvatore Zinno as the person authorized to initial plans, drawings, approvals and to sign change orders pursuant to this Work Letter and (ii) an officer of Landlord as the person authorized to sign any amendments to this Work Letter or the Lease. Tenant shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by the appropriate Landlord’s Authorized Representative. Landlord may change either Landlord’s Authorized Representative upon one (1) business day’s prior written notice to Tenant.

(b) Tenant designates Nicole Ouellette, Jose Rivera and Rick Donovan (“Tenant’s Authorized Representative”) as the persons authorized to initial and sign all plans, drawings, change orders and approvals pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any such item until such item has been initialed or signed (as applicable) by one of Tenant’s Authorized Representative. Tenant may change Tenant’s Authorized Representative upon one (1) business day’s prior written notice to Landlord.

1.2. Schedule. The schedule for design and development of the Tenant Improvements, including the time periods for preparation and review of construction documents, approvals and performance, shall be in accordance with the schedule attached hereto as Attachment 1 (the “Schedule”). The Schedule shall be subject to adjustment as mutually agreed upon in writing by the parties, or as otherwise provided in this Work Letter.

1.3. Landlord’s Architects, Contractors and Consultants. The architect, engineering consultants, design team, general contractor and subcontractors responsible for the construction of the Tenant Improvements shall be selected by Landlord. Landlord and Tenant acknowledge that the general contractor for the Tenant Improvements will be The Richmond Group and the architect for the Tenant Improvements will be Arrowstreet Inc. Landlord acknowledges that the construction contract for the Tenant Improvements shall be on an “open book” basis with a guaranteed maximum price for the cost of such construction, subject to change orders and other customary adjustments. Notwithstanding the foregoing, Tenant shall have the right to review invoices and requisitions related to the Tenant Improvements upon Tenant’s request, but Tenant shall not have the right to approve such information or any other documentation available to Landlord under the construction contract.

2. Tenant Improvements. All Tenant Improvements shall be performed by Landlord’s contractor, at Tenant’s sole cost and expense (subject to Landlord’s obligations with respect to any portion of the TI Allowance used by Landlord in completing the Tenant Improvements) and in substantial accordance with the Approved Plans (as defined below), the Lease and this Work Letter. To the extent that the total projected cost of the Tenant Improvements (as projected by Landlord) exceeds the TI Allowance (such excess, the “Excess TI Costs”), Tenant shall advance to Landlord any Excess TI Costs within ten (10) days after receipt of an invoice therefor. The parties agree that the Excess TI Costs shall be advanced in three (3) tranches pursuant to invoices issued by Landlord; the first tranche shall be in an amount equal to 25% of the Excess TI Costs and shall be advanced before Landlord commences the Tenant Improvements, the second tranche shall be in an amount equal to 50% of the Excess TI Costs and shall be advanced when the Tenant Improvements are approximately 50% complete; the third tranche shall be in an amount equal to 25% of the Excess TI Costs and shall be advanced when the Tenant Improvements are approximately 75% complete. If Landlord is delayed in commencing the Tenant Improvements due to Tenant’s failure to timely pay the Excess TI Costs to Landlord, Landlord shall be entitled to a day-for-day extension to achieve Substantial Completion of the Tenant Improvements for the period of such delay. If the actual Excess TI Costs are less than the Excess TI Costs paid by Tenant to Landlord, Landlord shall credit Tenant with the overage paid by Tenant against Tenant’s Rent obligations, beginning after Landlord has completed the final accounting for the Tenant Improvements. If the cost of the Tenant Improvements (as projected by Landlord) increases over Landlord’s initial projection and said increase has not been included in the calculation of the tranches mentioned above, then Landlord may notify Tenant and Tenant shall advance such additional Excess TI Costs within ten (10) days after receipt of an invoice therefor. If Tenant fails to pay, or is late in paying, any sum due to Landlord under this Work Letter, then Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including the right to interest and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same shall be considered Rent. All material and equipment furnished by Landlord or its contractors as the Tenant Improvements shall be new or “like new,” and the Tenant Improvements shall be performed in a first-class, workmanlike manner.

2.1. Work Plans. The parties agree that the initial schematic plans for the Tenant Improvements are attached as Attachment 2 to this Work Letter (the “Initial Schematic Plans”). Landlord shall prepare and submit to Tenant for approval schematics covering the Tenant Improvements prepared in conformity with the applicable provisions of this Work Letter and which are consistent with and logical evolutions of the Initial Schematic Plans (the “Draft Schematic Plans”). The Draft Schematic Plans shall contain sufficient information and detail to accurately describe the proposed design to Tenant. Tenant shall notify Landlord in writing within five (5) business days after receipt of the Draft Schematic Plans whether Tenant approves or objects to the Draft Schematic Plans and of the manner, if any, in which the Draft Schematic Plans are unacceptable. Tenant’s failure to respond within such five (5) business day period shall be deemed approval by Tenant. If Tenant reasonably objects to the Draft Schematic Plans, then Landlord shall revise the Draft Schematic Plans and cause Tenant’s objections to be remedied in the revised Draft Schematic Plans. Landlord shall then resubmit the revised Draft Schematic Plans to Tenant for approval, such approval not to be unreasonably withheld, conditioned or delayed. Tenant’s approval of or objection to revised Draft Schematic Plans and Landlord’s correction of the same shall be in accordance with this Section until Tenant has approved the Draft Schematic Plans in writing or been deemed to have approved them. The iteration of the Draft Schematic Plans that is approved or deemed approved by Tenant without objection shall be referred to herein as the “Approved Schematic Plans.” In the event that Draft Schematic Plans are not approved by Tenant in accordance with this Section prior to [January 29, 2016], then, notwithstanding anything in the Lease or this Work Letter to the contrary, it shall be deemed a delay by Tenant, and in accordance with Section 4.2 of the Lease, the Substantial Completion of the Tenant Improvements shall be the date that the Substantial Completion of the Tenant Improvements would have occurred, as determined by Landlord, but for such delay.

2.2. Construction TI Plans. Landlord shall prepare final plans and specifications for the Tenant Improvements that (a) are consistent with and are logical evolutions of the Approved Schematic Plans and (b) incorporate any other Tenant-requested (and Landlord-approved) Changes (as defined below). As soon as such final plans and specifications (“Construction Plans”) are completed, Landlord shall deliver the same to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such Construction Plans shall be approved or disapproved by Tenant within five (5) days after delivery to Tenant. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant. If the Construction Plans are disapproved by Tenant, then Tenant shall notify Landlord in writing of its reasonable objections to such Construction Plans, and the parties shall confer and negotiate in good faith to reach agreement on the Construction Plans. Promptly after the Construction Plans are approved by Landlord and Tenant, two (2) copies of such Construction Plans shall be initialed and dated by Landlord and Tenant, and Landlord shall promptly submit such Construction Plans to all appropriate Governmental Authorities for approval. The Construction Plans so approved, and all change orders specifically permitted by this Work Letter, are referred to herein as the “Approved Plans.”

2.3. Changes to the Tenant Improvements. Any changes to the Approved TI Plans (each, a “TI Change”) shall be requested and instituted in accordance with the provisions of this Article 3 and shall be subject to the written approval of the non-requesting party in accordance with this Work Letter.

(a) Change Request. Either Landlord or Tenant may request Changes after Tenant approves the Approved Plans by notifying the other party thereof in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any requested Changes, including (a) the Change, (b) the party required to perform the Change and (c) any modification of the Approved Plans and the Schedule, as applicable, necessitated by the Change. If the nature of a Change requires revisions to the Approved Plans, then the requesting party shall be solely responsible for the cost and expense of such revisions and any increases in the cost of the Tenant Improvements as a result of such Change. Change Requests shall be signed by the requesting party’s Authorized Representative.

(b) Approval of TI Changes. All TI Change Requests shall be subject to the other party’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The non-requesting party shall have five (5) business days after receipt of a TI Change Request to notify the requesting party in writing of the non-requesting party’s decision either to approve or object to the TI Change Request. The non-requesting party’s failure to respond within such five (5) business day period shall be deemed approval by the non-requesting party.

3. Requests for Consent. Except as otherwise provided in this Work Letter, Tenant shall respond to all requests for consents, approvals or directions made by Landlord pursuant to this Work Letter within five (5) days following Tenant’s receipt of such request. Tenant’s failure to respond within such five (5) day period shall be deemed approval by Tenant.

4. TI Allowance.

4.1. Application of TI Allowance. Landlord shall contribute the TI Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with Article 4 of the Lease. If the entire TI Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the TI Allowance. If the entire Excess TI Costs advanced by Tenant to Landlord are not applied toward the costs of the Tenant Improvements, then Landlord shall promptly return such excess to Tenant following completion of the Tenant Improvements.

4.2. Approval of Budget for the Tenant Improvements. The parties agree that the initial budget for the Tenant Improvements is attached hereto as Attachment 3 (the “Approved Budget”). Tenant shall promptly reimburse Landlord for costs or expenses relating to the Tenant Improvements that exceed the amount of the TI Allowance.

5. Miscellaneous.

5.1. Incorporation of Lease Provisions. Sections 40.6 through 40.19 of the Lease are incorporated into this Work Letter by reference, and shall apply to this Work Letter in the same way that they apply to the Lease.

5.2. General. Except as otherwise set forth in the Lease or this Work Letter, this Work Letter shall not apply to improvements performed in any additional premises added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise; or to any portion of the Premises or any additions to the Premises in the event of a renewal or extension of the original Term, whether by any options under the Lease or otherwise, unless the Lease or any amendment or supplement to the Lease expressly provides that such additional premises are to be delivered to Tenant in the same condition as the initial Premises.

5.3. Warranties. To the extent assignable, Landlord will assign all warranties obtained by Landlord in connection with the Tenant Improvements, including, without limitation, a warranty of the general contractor’s work for a period of one (1) year from the date of final completion of the Tenant Improvements (including any punch-list items), and any equipment for the Premises installed by Landlord; provided, however, that, notwithstanding any such assignment, Landlord shall also retain the right to enforce such warranties against the applicable contractor, at Landlord’s sole option, and further provided that if any such warranties are not assignable, then Landlord, upon written notice from Tenant, shall use commercially reasonable efforts to enforce such non-assignable warranties. With respect to those warranties that have been assigned to Tenant, upon Tenant’s written request of Landlord and at Tenant’s sole cost and expense, Landlord shall reasonably cooperate with Tenant in enforcing such warranties; provided, however, that Landlord shall no have obligations under this sentence in connection with any litigation between Tenant and the provider of such warranty.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as a sealed Massachusetts instrument to be effective on the date first above written.

LANDLORD:

BMR-SIDNEY RESEARCH CAMPUS LLC, a Delaware limited liability company

By:	/s/ William Kane

Name:	William Kane
Title:	Senior Vice President, Boston Market Lead

TENANT:

INTELLIA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Nessan Bermingham

Name:	Nessan Bermingham
Title:	President & CEO

Attachment 1 to Work Letter

Schedule

[See attached]

Preliminary Project Schedule
Intellia
January 6, 2016

ID	Task Name	Duration	Start	Finish
1	LOI and Release Design	0 days	Wed 1/6/16	Wed 1/6/16
2	**Design and Engineering**	**55 days**	**Wed 1/6/16**	**Tue 3/22/16**
3	**Schematic Design**	**20 days**	**Wed 1/6/16**	**Tue 2/2/16**
4	Floor Plan	15 days	Wed 1/6/16	Tue 1/26/16
5	Reflected Ceiling Plan w/ Lighting	15 days	Wed 1/6/16	Tue 1/26/16
6	Preliminary Finish Plan Showing Material Of Construction	15 days	Wed 1/6/16	Tue 1/26/16
7	Detailed Utility Matrix	15 days	Wed 1/6/16	Tue 1/26/16
8	Equipment Plan w/ Tag Equipment To Matrix	15 days	Wed 1/6/16	Tue 1/26/16
9	MEP Narrative	15 days	Wed 1/6/16	Tue 1/26/16
10	HVAC Distribution Drawing One-Line	15 days	Wed 1/6/16	Tue 1/26/16
11	Electrical One-Line Drawing	15 days	Wed 1/6/16	Tue 1/26/16
12	Issue Schematic Design Package	15 days	Wed 1/6/16	Tue 1/26/16
13	Schematic Design Comments	5 days	Wed 1/27/16	Tue 2/2/16
14	**75% Design Development Drawings / Permit Drawings / 100% Long Lead Docs**	**30 days**	**Wed 1/27/16**	**Tue 3/8/16**
15	Issue 75% Design Development Documents	25 days	Wed 1/27/16	Tue 3/1/16
16	Issue Permit Drawings	30 days	Wed 1/27/16	Tue 3/8/16
17	**100% Long lead Package**	**25 days**	**Wed 1/27/16**	**Tue 3/1/16**
18	HVAC Long Lead Package (INCLUDING DOUBLE LINE 100% DUCT DRAWINGS)	25 days	Wed 1/27/16	Tue 3/1/16
19	Electrical Long Lead Package	25 days	Wed 1/27/16	Tue 3/1/16
20	Plumbing Long Lead Package	25 days	Wed 1/27/16	Tue 3/1/16
21	Lab Casework Bid Package	25 days	Wed 1/27/16	Tue 3/1/16
22	Millwork Bid package	25 days	Wed 1/27/16	Tue 3/1/16
23	Cold Room Bid Package	25 days	Wed 1/27/16	Tue 3/1/16
24	Issue Progres Drawing Comments	5 days	Wed 3/2/16	Tue 3/8/16
25	**Issue Construction Drawings**	**15 days**	**Wed 3/2/16**	**Tue 3/22/16**
26	Issue Construction Drawings For Comment	15 days	Wed 3/2/16	Tue 3/22/16
27	**Budget / Permitting**	**50 days**	**Wed 1/27/16**	**Tue 4/5/16**
28	**Budgeting**	**40 days**	**Wed 1/27/16**	**Tue 3/22/16**
29	Produce Schematic Design Budget	10 days	Wed 1/27/16	Tue 2/9/16
30	Receive BMR's Comments on SD Budget	5 days	Wed 2/10/16	Tue 2/16/16
31	Receive Progress Drawings for GMP	0 days	Tue 3/1/16	Tue 3/1/16
32	Produce GMP Budget	15 days	Wed 3/2/16	Tue 3/22/16
33	**Permitting**	**20 days**	**Tue 3/8/16**	**Tue 4/5/16**
34	Receive Permit Drawings	0 days	Tue 3/8/16	Tue 3/8/16
35	Obtain Building Permit	20 days	Wed 3/9/16	Tue 4/5/16
36	**Procurement**	**105 days**	**Wed 3/2/16**	**Tue 7/26/16**
37	**Intellia Procurement**	**80 days**	**Wed 3/23/16**	**Tue 7/12/16**
38	Furniture	80 days	Wed 3/23/16	Tue 7/12/16
39	Tel/Data/AV	80 days	Wed 3/23/16	Tue 7/12/16
40	Security	65 days	Wed 3/23/16	Tue 6/21/16
41	**MEP Procurement**	**100 days**	**Wed 3/2/16**	**Tue 7/19/16**
42	Bid and Award MEP Subcontractors	15 days	Wed 3/2/16	Tue 3/22/16
43	MEP Coordination and Sheet Metal to Site	38 days	Wed 3/23/16	Fri 5/13/16
44	Procure VAV Boxes	65 days	Wed 3/23/16	Tue 6/21/16
45	Procure RGD's and misc HVAC items	85 days	Wed 3/23/16	Tue 7/19/16
46	Procure Lighting	75 days	Wed 3/23/16	Tue 7/5/16
47	Procure Panel Boards and Distributions	55 days	Wed 3/23/16	Tue 6/7/16
48	Procure Plumbing Long Leads	55 days	Wed 3/23/16	Tue 6/7/16
49	**Structural and Architectural Long Lead Procurement**	**105 days**	**Wed 3/2/16**	**Tue 7/26/16**

Project: Intellia Preliminary Schedule 1
Date: Wed 1/6/16

Page 1

Preliminary Project Schedule Intellia January 6, 2016
ID Task Name Duration Start Finish er 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar
1 LOI and Release Design 0 days Wed 1/6/16 Wed 1/6/16 1/6 LOI and Release Design
2 Design and Engineering 55 days Wed 1/6/16 Tue 3/22/16 1/6 Design and Engineering
3 Schematic Design 20 days Wed 1/6/16 Tue 2/2/16 1/6 Schematic Design
4 Floor Plan 15 days Wed 1/6/16 Tue 1/26/16 1/6 Floor Plan
5 Reflected Ceiling Plan w/ Lighting 15 days Wed 1/6/16 Tue 1/26/16 1/6 Reflected Ceiling Plan w/ Lighting
6 Preliminary Finish Plan Showing Material Of Construction 15 days Wed 1/6/16 Tue 1/26/16 1/6 Preliminary Finish Plan Showing Material Of Construction
7 Detailed Utility Matrix 15 days Wed 1/6/16 Tue 1/26/16 1/6 Detailed Utility Matrix
8 Equipment Plan w/ Tag Equipment To Matrix 15 days Wed 1/6/16 Tue 1/26/16 1/6 Equipment Plan w/Tag Equipment To Matrix
9 MEP Narrative 15 days Wed 1/6/16 Tue 1/26/16 1/6 MEP Narrative
10 HVAC Distribution Drawing One-Line 15 days Wed 1/6/16 Tue 1/26/16 1/6 HVAC Distribution Drawing One-Line
11 Electrical One-Line Drawing 15 days Wed 1/6/16 Tue 1/26/16 1/6 Electrical One-Line Drawing
12 Issue Schematic Design Package 15 days Wed 1/6/16 Tue 1/26/16 1/6 Issue Schematic Design Package
13 Schematic Design Comments 5 days Wed 1/27/16 Tue 2/2/16 1/27 Schematic Design Comments
14 75% Design Development Drawings / Permit Drawings / 100% Long Lead Docs 30 days Wed 1/27/16 Tue 3/8/16 1/27 75% Design Development Drawings / Permit Drawings /100% Long Lead Docs
15 Issue 75% Design Development Documents 25 days Wed 1/27/16 Tue 3/1/16 1/27 Issue 75% Design Development Documents
16 Issue Permit Drawings 30 days Wed 1/27/16 Tue 3/8/16 I/27 Issue Permit Drawings
17 100% Long lead Package 25 days Wed 1/27/16 Tue 3/1/16 1/27 100% Long lead Package
18 HVAC Long Lead Package (INCLUDING DOUBLE LINE 100% DUCT DRAWINGS) 25 days Wed 1/27/16 Tue 3/1/16 1/27 Long Lead Package (INCLUDING DOUBLE; LINE 100% DUCT DRAWINGS)
19 Electrical Long Lead Package 25 days Wed 1/27/16 Tue 3/1/16 I/27 Electrical Long Lead Package
20 Plumbing Long Lead Package 25 days Wed 1/27/16 Tue 3/1/16 I/27 Plumbing Long Lead Package
21 Lab Casework Bid Package 25 days Wed 1/27/16 Tue 3/1/16 I/27 Lab Casework Bid Package
22 Millwork Bid package 25 days Wed 1/27/16 Tue 3/1/16 I/27 MiIIwork Bid package
23 Cold Room Bid Package 25 days Wed 1/27/16 Tue 3/1/16 i/27 Cold Room Bid Package
24 Issue Progres Drawing Comments 5 days Wed 3/2/16 Tue 3/8/16 3/2 Issue Progres Drawing Comments
25 Issue Construction Drawings 15 days Wed 3/2/16 Tue 3/22/16 3/2 Issue Construction Drawings
26 Issue Construction Drawings For Comment 15 days Wed 3/2/16 Tue 3/22/16 3/2 Issue Construction Drawings For Comment
27 Budget / Permitting 50 days Wed 1/27/16 Tue 4/5/16 1/27 Budget / Permitting
28 Budgeting 40 days Wed 1/27/16 Tue 3/22/16 1/27 Budgeting
29 Produce Schematic Design Budget 10 days Wed 1/27/16 Tue 2/9/16 I/27 Produce Schematic Design Budget
30 Receive BMR’s Comments on SD Budget 5 days Wed 2/10/16 Tue 2/16/16 2/10 Receive BMR’s Comments on SD Budget
31 Receive Progress Drawings for GMP 0 days Tue 3/1/16 Tue 3/1/16 3/1 Receive Progress Drawings for GMP
32 Produce GMP Budget 15 days Wed 3/2/16 Tue 3/22/16 3/2 Produce GMP Budget
33 Permitting 20 days Tue 3/8/16 Tue 4/5/16 3/8 Permitting
34 Receive Permit Drawings 0 days Tue 3/8/16 Tue 3/8/16 3/8 Receive Permit Drawings
35 Obtain Building Permit 20 days Wed 3/9/16 Tue 4/5/16 3/9 Obtain Building Permit
36 Procurement 105 days Wed 3/2/16 Tue 7/26/16 3/2 Procurement
37 Intellia Procurement 80 days Wed 3/23/16 Tue 7/12/16 3/23 Intellia Procurement
38 Furniture 80 days Wed 3/23/16 Tue 7/12/16 3/23 Furniture
39 Tel/Data/AV 80 days Wed 3/23/16 Tue 7/12/16 3/23 Tel/Data/AV
40 Security 65 days Wed 3/23/16 Tue 6/21/16 3/23 Security
41 MEP Procurement 100 days Wed 3/2/16 Tue 7/19/16 3/2 MEP Procurement
42 Bid and Award MEP Subcontractors 15 days Wed 3/2/16 Tue 3/22/16 3/2 Bid and Award MEP Subcontractors
43 MEP Coordination and Sheet Metal to Site 38 days Wed 3/23/16 Fri 5/13/16 3/23 MEP Coordination and Sheet Metal to Site
44 Procure VAV Boxes 65 days Wed 3/23/16 Tue 6/21/16 3/23 Procure VAV Boxes
45 Procure RGD’s and misc HVAC items 85 days Wed 3/23/16 Tue 7/19/16 3/23 Procure RGD’s and misc HVAC items
46 Procure Lighting 75 days Wed 3/23/16 Tue 7/5/16 3/23 Procure Lighting
47 Procure Pane! Boards and Distributions 55 days Wed 3/23/16 Tue 6/7/16 3/23 Procure Pane! Boards and Distributions
48 Procure Plumbing Long Leads 55 days Wed 3/23/16 Tue 6/7/16 3/23 Procure Plumbing Long Leads
49 Structural and Architectural Long Lead Procurement 105 days Wed 3/2/16 Tue 7/26/16 3/2 Structural and Architectural Long Lead Procurement
Task Split Inactive Milestone Start-only
Milestone External Tasks Inactive Summary Finish-only
Project: Intellia Preliminary Schedule 1 Summary Project Summary Manual Task Progress
Date: Wed 1/6/16 Rolled Up Task Group By Summary Duration-only Deadline
Rolled Up Milestone Inactive Task Manual Summary Rollup
Rolled Up Progress Inactive Task Manual Summary

Preliminary Project Schedule
Intellia
January 6, 2016

ID	Task Name	Duration	Start	Finish
50	Bid and Procure Lab Casework	105 days	Wed 3/2/16	Tue 7/26/16
51	Bid and Procure Cold Room	80 days	Wed 3/16/16	Tue 7/5/16
52	Bid and Procure Millwork Bid package	85 days	Wed 3/16/16	Tue 7/12/16
53	Bid and Procure Doors / Frames / Hardware	80 days	Wed 3/16/16	Tue 7/5/16
54	**Neoantigen Construction**	**126 days**	**Thu 4/7/16**	**Fri 9/30/16**
55	Receive Building Permit	0 days	Thu 4/7/16	Thu 4/7/16
56	Disconnect Makesafe	5 days	Fri 4/8/16	Thu 4/14/16
57	Selective Demolition	10 days	Fri 4/15/16	Thu 4/28/16
58	Coring for Lab Wast and utility Distributin	8 days	Fri 4/29/16	Tue 5/10/16
59	Receive Coordinated Ductwork	0 days	Fri 5/13/16	Fri 5/13/16
60	Rough Ductwork	30 days	Mon 5/16/16	Fri 6/24/16
61	Rough Plumbing	25 days	Mon 5/16/16	Fri 6/17/16
62	Rough Electrical	25 days	Mon 5/16/16	Fri 6/17/16
63	Rough sprinkler	25 days	Mon 5/16/16	Fri 6/17/16
64	Steel stud	15 days	Mon 5/23/16	Fri 6/10/16
65	Rough Plumbing and Electric walls	20 days	Tue 6/7/16	Mon 7/4/16
66	Rough Wall Inspection	4 days	Tue 7/5/16	Fri 7/8/16
67	Drywall and Tape	19 days	Mon 7/11/16	Thu 8/4/16
68	Prime Walls	4 days	Fri 7/29/16	Wed 8/3/16
69	Ceiling Grid	4 days	Mon 8/1/16	Thu 8/4/16
70	Lab Casework Delivery	0 days	Tue 7/26/16	Tue 7/26/16
71	Lab Casework Installation	15 days	Wed 7/27/16	Tue 8/16/16
72	Millwork Delivery	0 days	Tue 7/12/16	Tue 7/12/16
73	Millwork Installation	15 days	Wed 7/13/16	Tue 8/2/16
74	Cold Room Delivery	0 days	Tue 7/5/16	Tue 7/5/16
75	Install Cold Room	20 days	Wed 7/6/16	Tue 8/2/16
76	Door & Hardware Delivery	0 days	Tue 7/5/16	Tue 7/5/16
77	Door and Hardware Installation	15 days	Wed 7/6/16	Tue 7/26/16
78	Glazing	15 days	Wed 7/6/16	Tue 7/26/16
79	Specialty Installation	15 days	Wed 7/6/16	Tue 7/26/16
80	Sprinkler Heads	20 days	Wed 8/3/16	Tue 8/30/16
81	**Finish HVAC**	**40 days**	**Tue 6/21/16**	**Tue 8/16/16**
82	Finish HVAC	20 days	Wed 7/20/16	Tue 8/16/16
83	VAV Boxe Delivery	0 days	Tue 6/21/16	Tue 6/21/16
84	RGD's and misc HVAC Delivery	0 days	Tue 7/19/16	Tue 7/19/16
85	HVAC Controls	20 days	Wed 7/20/16	Tue 8/16/16
86	**Finish Plumbing**	**40 days**	**Tue 6/21/16**	**Tue 8/16/16**
87	Finish plumbing	20 days	Wed 7/20/16	Tue 8/16/16
88	Emergency Shower / Sink / Fixture Delivery	0 days	Tue 6/21/16	Tue 6/21/16
89	**Finish Electrical**	**52 days**	**Tue 7/5/16**	**Thu 9/15/16**
90	Finish Electrical	30 days	Fri 8/5/16	Thu 9/15/16
91	Lighting Delivery	0 days	Tue 7/5/16	Tue 7/5/16
92	Specialty Electrical Items	0 days	Tue 7/5/16	Tue 7/5/16
93	Ceiling Tile	8 days	Wed 8/3/16	Fri 8/12/16
94	Painting	16 days	Thu 8/25/16	Thu 9/15/16
95	Flooring	10 days	Mon 9/12/16	Fri 9/23/16
96	Final Clean-up	4 days	Mon 9/26/16	Thu 9/29/16
97	Final Inspections	5 days	Mon 9/26/16	Fri 9/30/16
98	Occupancy	0 days	Fri 9/30/16	Fri 9/30/16

Project: Intellia Preliminary Schedule 1
Date: Wed 1/6/16

Page 2

Preliminary Project Schedule Intellia January 6, 2016
ID Task Name Duration Start Finish er 1st Quarter 2nd Quarter 3rd Quarter 4th Quarter 1st Quarter
Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar
50 Bid and Procure Lab Casework 105 days Wed 3/2/16 Tue 7/26/16 3/2 Bid and Procure Lab Casework
51 Bid and Procure Cold Room 80 days Wed 3/16/16 Tue 7/5/16 3/16 Bid and Procure Cold Room
52 Bid and Procure Millwork Bid package 85 days Wed 3/16/16 Tue 7/12/16 3/16 Bid and Procure Millwork Bid package
53 Bid and Procure Doors / Frames / Hardware 80 days Wed 3/16/16 Tue 7/5/16 3/16 Bid and Procure Doors / Frames / Hardware
54 Neoantigen Construction 126 days Thu 4/7/16 Fri 9/30/16 4/7 Neoantigen Construction
55 Receive Building Permit 0 days Thu 4/7/16 Thu 4/7/16 4/7 Receive Building Permit
56 Disconnect Makesafe 5 days Fri 4/8/16 Thu 4/14/16 4/8 Disconnect Makesafe
57 Selective Demolition 10 days Fri 4/15/16 Thu 4/28/16 4/15 Selective Demolition
58 Coring for Lab Wast and utility Distributin 8 days Fri 4/29/16 Tue 5/10/16 4/29 Coring for Lab Wast and utility Distributin
59 Receive Coordinated Ductwork 0 days Fri 5/13/16 Fri 5/13/16 5/13 Receive Coordinated Ductwork
60 Rough Ductwork 30 days Mon 5/16/16 Fri 6/24/16 5/16 Rought Ductwork
61 Rough Plumbing 25 days Mon 5/16/16 Fri 6/17/16 5/16 Rough Plumbing
62 Rough Electrical 25 days Mon 5/16/16 Fri 6/17/16 5/16 Rough Electrical
63 Rough sprinkler 25 days Mon 5/16/16 Fri 6/17/16 5/16 Rough sprinkler
64 Steel stud 15 days Mon 5/23/16 Fri 6/10/16 5/23 Steel stud
65 Rough Plumbing and Electric walls 20 days Tue 6/7/16 Mon 7/4/16 6/7 Rough Plumbing and Electric walls
66 Rough Wall Inspection 4 days Tue 7/5/16 Fri 7/8/16 7/5 Rough Wall Inspection
67 Drywall and Tape 19 days Mon 7/11/16 Thu 8/4/16 7/11 Drywall and Tape
68 Prime Walls 4 days Fri 7/29/16 Wed 8/3/16 7/29 Prime Walls
69 Ceiling Grid 4 days Mon 8/1/16 Thu 8/4/16 8/1 Ceiling Grid
70 Lab Casework Delivery 0 days Tue 7/26/16 Tue 7/26/16 7/26 Lab Casework Delivery
71 Lab Casework Installation 15 days Wed 7/27/16 Tue 8/16/16 7/27 Lab Casework Installation
72 Millwork Delivery 0 days Tue 7/12/16 Tue 7/12/16 7/12 Millwork Delivery
73 Millwork Installation 15 days Wed 7/13/16 Tue 8/2/16 7/13 Millwork Installation
74 Cold Room Delivery 0 days Tue 7/5/16 Tue 7/5/16 7/5 Cold Room Delivery
75 Install Cold Room 20 days Wed 7/6/16 Tue 8/2/16 7/6 Install Cold Room
76 Door & Hardware Delivery 0 days Tue 7/5/16 Tue 7/5/16 7/5 Door & Hardware Delivery
77 Door and Hardware Installation 15 days Wed 7/6/16 Tue 7/26/16 7/6 Door and Hardware Installation
78 Glazing 15 days Wed 7/6/16 Tue 7/26/16 7/6 Glazing
79 Specialty Installation 15 days Wed 7/6/16 Tue 7/26/16 7/6 Specialty Installation
80 Sprinkler Heads 20 days Wed 8/3/16 Tue 8/30/16 8/3 Sprinkler Heads
81 Finish HVAC 40 days Tue 6/21/16 Tue 8/16/16 6/21 Finish HVAC
82 Finish HVAC 20 days Wed 7/20/16 Tue 8/16/16 7/20 Finish HVAC
83 VAV Boxe Delivery 0 days Tue 6/21/16 Tue 6/21/16 6/21 VAV Boxe Delivery
84 RGD’s and misc HVAC Delivery 0 days Tue 7/19/16 Tue 7/19/16 7/19 RGD’s and misc HVAC Delivery
85 HVAC Controls 20 days Wed 7/20/16 Tue 8/16/16 7/20 HVAC Controls
86 Finish Plumbing 40 days Tue 6/21/16 Tue 8/16/16 6/21 Finish Plumbing
87 Finish plumbing 20 days Wed 7/20/16 Tue 8/16/16 7/20 Finish plumbing
88 Emergency Shower / Sink / Fixture Delivery 0 days Tue 6/21/16 Tue 6/21/16 6/21 Emergency Shower / Sink / Fixture Delivery
89 Finish Electrical 52 days Tue 7/5/16 Thu 9/15/16 6/21 Finish Electrical
90 Finish Electrical 30 days Fri 8/5/16 Thu 9/15/16 8/5 Finish Electrical
91 Lighting Delivery 0 days Tue 7/5/16 Tue 7/5/16 7/5 Lighting Delivery
92 Specialty Electrical Items 0 days Tue 7/5/16 Tue 7/5/16 7/5 Specialty Electrical Items
93 Ceiling Tile 8 days Wed 8/3/16 Fri 8/12/16 8/3 Ceiling Tile
94 Painting 16 days Thu 8/25/16 Thu 9/15/16 8/25 Painting
95 Flooring 10 days Mon 9/12/16 Fri 9/23/16 9/12 Flooring
96 Final Clean-up 4 days Mon 9/26/16 Thu 9/29/16 9/26 Final Clean-up
97 Final Inspections 5 days Mon 9/26/16 Fri 9/30/16 9/26 Final Inspections
98 Occupancy 0 days Fri 9/30/16 Fri 9/30/16 9/30 Occupancy
Task Split Inactive Milestone Start-only
Milestone External Tasks Inactive Summary Finish-only
Project: Intellia Preliminary Schedule 1 Summary Project Summary Manual Task Progress
Date: Wed 1/6/16 Rolled Up Task Group By Summary Duration-only Deadline
Rolled Up Milestone Inactive Task Manual Summary Rollup
Rolled Up Progress Inactive Task Manual Summary

Attachment 2 to Work Letter

Initial Schematic Plans

[See attached]

B-8

© Copyright Arrowstreet Inc.

12/11/2015 11:47:44 AM

OPEN LAB AREA
STORAGE
STORAGE
LOADING
HOLDING
GOWNING
HOLDING
PROCEDURE ROOM
PROCEDURE ROOM
GOWNING
COLD ROOM
COLD ROOM
TOILET
TOILET
OPEN LAB AREA
OPEN LAB AREA
LARGE CONF
LARGE CONF
LARGE CONF
LARGE CONF

PROGRAM SUMMARY

OFFICES	21
CONFERENCE MEDIUM	4
CONFERENCE LARGE	3
HUDDLE	7
PHONE (2-3 PERSON)	5
PHONE (1-2 PERSON)	5
ADMIN WORKSTATIONS 7X7	21
BENCHING WORKSTATIONS	126
IT ROOM	1
PANTRY	1
LOUNGE AREA	4
RECEPTION	1
LOUNGE/CAFE	2
FURNITURE STORAGE	1
PRE-ACTION ROOM	1
COPY / PRINT	3
COATS CLOSET	4
PRIVATE ROOM	1

PLAN LEGEND

- SUPPORT
- TENANT CIRCULATION
- LAB AREA
- WORKSTATIONS
- ACF

ARROWSTREET

40 Erie

INTELIA TESTFIT LEVEL 1

12/10/2015

1/16" = 1'-0"

A1

© Copyright Arrowstreet Inc.

12/11/2015 11:47:53 AM

PLAN LEGEND

- OFFICE
- SUPPORT
- TENANT CIRCULATION
- WORKSTATIONS

ARROWSTREET

Architecture Urban Design Planning Graphics and Interiors

40 Erie | INTELIA TESTFIT LEVEL 2
12/10/2015
1/16" = 1'-0"

A1.01

Attachment 3 to Work Letter

Budget

[See attached]

INTELLIA TI BUDGET	40 ERIE STREET

RSF
Premises			65,319

TI ALLOWANCE
Base LLW/TI Allowance		$150.00 /SF	$9,797,850.00	$150/RSF

DETAILED CONSTRUCTION BUDGET
Design Fee’s		$10.18 /SF	$665,000.00	AST proposal dated 11/16/15
A/E Reimburseables		$0.25 /SF	$16,625.00	Allowance (2.5% of design fees)
Other Consultants	$	— /SF	$—	Str., lighting, acoustical, and equip. inc. in AST prop.
Commissioning		$0.69 /SF	$45,000.00	Allowance
Insurance	$	— /SF	$—	Gen. liability included in CM proposal, builder’s risk excluded
Bond	$	— /SF	$—	Excluded
Building Permit	$	— /SF	$—	Included in CM proposal
Misc. Soft Costs	$	— /SF	$—	Excluded
Soft Cost Contingency		$0.52 /SF	$34,081.25	5% of design fees and A/E reimbursables
Project Management Fee		$6.17 /SF	$403,114.95	3% of total TI costs

Total Soft Costs		$17.82 /SF	$1,163,821.20

CM Proposal		$182.84 /SF	$11,942,818.00	TRG budget dated 11/10/15 (includes add/alts 1-5)
CM Contingency	$	— /SF	$—	Included in CM proposal
FF&E	$	— /SF	$—	Excluded
Security		$0.69 /SF	$45,000.00	Allowance
Tel/data	$	— /SF	$—	Excluded
Furniture	$	— /SF	$—	Excluded
Other		$1.30 /SF	$85,000.00	Allowance for window treatments
Hard Cost Contingency		$9.24 /SF	$603,640.90	5% of hard costs

Total Hard Costs		$194.07 /SF	$12,676,458.90

BUDGET SUMMARY
Total Soft Costs		$17.82 /SF	$1,163,821.20

Total Hard Costs		$194.07 /SF	$12,676,458.90

Total		$211.89 /SF	$13,840,280.10

Cost Above LLW/TI Allowance		$61.89 /SF	$4,042,430.10

EXHIBIT B-1

TENANT WORK INSURANCE SCHEDULE

Tenant shall be responsible for requiring all of Tenant contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant contractors or by any person directly or indirectly employed by Tenant or any Tenant contractors, or by any person for whose acts Tenant or any Tenant contractors may be liable:

1. Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2. Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3. Claims for damages because of bodily injury, or death of any person other than Tenant’s or any Tenant contractors’ employees.

4. Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by Tenant or any Tenant contractors or (b) by any other person.

5. Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6. Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Tenant contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, products and completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

Tenant contractors’ Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

a.	Commercial General Liability: Bodily Injury and Property Damage	Commercially reasonable amounts, but in any event no less than $1,000,000 per occurrence and $2,000,000 general aggregate, with $2,000,000 products and completed operations aggregate.

B-1-1

b.	Commercial Automobile Liability:	$1,000,000 per accident

	Bodily Injury and Property Damage

c.	Employer’s Liability:

	Each Accident	$500,000
	Disease – Policy Limit	$500,000
	Disease – Each Employee	$500,000

d.	Umbrella Liability: Bodily Injury and Property Damage	Commercially reasonable amounts (excess of coverages a, b and c above), but in any event no less than $5,000,000 per occurrence / aggregate.

All subcontractors for Tenant contractors shall carry the same coverages and limits as specified above, unless different limits are reasonably approved by Landlord. The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of insurance including required endorsements showing such coverages to be in force shall be filed with Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for completed operations must be maintained for the lesser of ten (10) years and the applicable statue of repose following completion of the Tenant Work, and certificates evidencing this coverage must be provided to Landlord. The minimum A.M. Best’s rating of each insurer shall be A- VII. Landlord and its mortgagees shall be named as an additional insureds under Tenant contractors’ Commercial General Liability, Commercial Automobile Liability and Umbrella Liability Insurance policies as respects liability arising from work or operations performed, or ownership, maintenance or use of autos, by or on behalf of such contractors. Each contractor and its insurers shall provide waivers of subrogation with respect to any claims covered or that should have been covered by valid and collectible insurance, including any deductibles or self-insurance maintained thereunder.

If any contractor’s work involves the handling or removal of asbestos (as determined by Landlord in its sole and absolute discretion), such contractor shall also carry Pollution Legal Liability insurance. Such coverage shall include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage, including physical injury to or destruction of tangible property (including the resulting loss of use thereof), clean-up costs and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such damages. Coverage shall apply to both sudden and non-sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Term

B-1-2

Commencement Date, and coverage is continuously maintained during all periods in which Tenant occupies the Premises. Coverage shall be maintained with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate.

B-1-3

EXHIBIT C

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20[    ], with reference to that certain Lease (the “Lease”) dated as of [            ], 2015, by Intellia Therapeutics, Inc., a Delaware corporation (“Tenant”), in favor of BMR-Sidney Research Campus LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1. [Tenant accepted possession of the Premises for use in accordance with the Permitted Use on [            ], 20[    ]. Tenant first occupied the Premises for the Permitted Use on [            ], 20[    ].]

2. The Premises are in good order, condition and repair.

3. The Tenant Improvements are Substantially Complete.

4. All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5. In accordance with the provisions of Article 4 of the Lease, the Term Commencement Date is [            ], 20[    ], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [            ], 20[    ].

6. The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises.

7. To Tenant’s knowledge, Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8. The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [            ], 20[    ], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area		Base Rent per Square Foot of Rentable Area			Monthly Base Rent			Annual Base Rent
[ ]/[ ]/[ ]-[ ]/[ ]/[ ]	[	]	$	[	]	$	[	]	$	[	]

9. The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

INTELLIA THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT D

LANDLORD’S WORK

1)	Architectural

a)	Exterior

i)	New canopy and entry vestibule at main entrance.

ii)	Improvements to Waverly and Erie Street facades.

iii)	Landscape improvements at the corner of Waverly and Erie Streets.

b)	Interior

i)	New main lobby at Erie Street entrance. Includes all finishes.

ii)	New common restrooms, janitor’s closet, waste storage room, fitness center, and two (2) shower rooms at core area adjacent to northern-most loading dock.

iii)	Upgrade common stairs.

iv)	Refurbish interior of elevator No. 1 (northern-most elevator). Improvements to elevator No. 2 excluded.

v)	Tenant demising from common areas or other tenant spaces excluded.

vi)	Remaining core and shell components to remain as is.

2)	Structural

a)	As required to facilitate the scope of worked outlined in this document.

3)	Fire Protection

a)	Install new distribution mains up to zone valves.

b)	Branch lines excluded

4)	Plumbing

a)	Existing plumbing systems will remain with the following exceptions:

i)	Refurbish existing lab waste treatment system to serve the entire building.

ii)	Provide shared reverse osmosis, compressed air, tempered water, and VAC systems. Distribution excluded.

5)	HVAC

a)	Two (2) new shared fifty thousand (50,000) CFM AHU’s

b)	Hot water (HW) system including new boilers and flus.

c)	Chilled water (CHW) system including 900 ton chiller and cooling tower

D-1

d)	Tenant specific FCU’s, HW distribution, and CHW distribution excluded.

e)	New one-hundred thousand (100,000) CFM energy recover unit.

f)	Ductwork excluded.

6)	Electrical

a)	Main switchgear to remain.

b)	Distribution from main switchgear excluded.

c)	Common area and exterior lighting.

d)	Tel/data and security excluded.

e)	Provide a new rooftop 650 KW gas fired generator with automatic transfer switch for base building equipment. 315 kW available for tenant use. Tenant specific transfer switches excluded.

D-2

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer]

LETTER OF CREDIT

Date: , 20

(the “Beneficiary”)

Attention:
L/C. No.:
Loan No.:

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $        , expiring at     :00 p.m. on              or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                      are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of                      (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Attachment 1, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                      on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means. Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of such Banking Day; and (b) otherwise, the close of the next Banking Day. We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation. We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond              (the “Outside Date”)) unless, on or before the date 90 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”). Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C. Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Attachment 2, purportedly signed by Beneficiary, and designating Transferee. Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary. Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary. Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:                      (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the International Standby Practices 98 (“ISP 98”); and (b) to the extent not inconsistent with ISP 98, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

ATTACHMENT 1 TO EXHIBIT E

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                     , the sum of                      United States Dollars ($        ). Drawn under [Issuer] Letter of Credit No.                      dated                     .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                     .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

E-1-1

ATTACHMENT 2 TO EXHIBIT E

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                      dated                      (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:	]

E-2-1

EXHIBIT F

PLAN OF PREMISES LAYOUT ZONE

[See attached]

F-1

Suite 110
LAB
LAB
LOADING DOCK
MAIN ELEC
LAB
LAB
LAB
ENTRY LOBBY
LAB SUPPORT
LAB SUPPORT
LAB SUPPORT
LAB SUPPORT
OFFICE
LAB SUPPORT
CAFE
FLEX ZONE
OFFICE OR LAB
FLEX ZONE
OFFICE OR LAB
FLEX ZONE
OFFICE OR LAB
OFFICE
FLEX ZONE
OFFICE OR LAB
Suite 130
(130 Waverly St.)
Suite 120

ARROWSTREET // 40 ERIE STREET TENANT LAYOUT ZONES - FIRST FLOOR | 29 September 2015

OFFICE
OFFICE
Suite 130
(130 Waverly St.)
Suite 110

ARROWSTREET // 40 ERIE STREET

TENANT LAYOUT ZONES - SECOND FLOOR | 29 September 2015

EXHIBIT G

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE. IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1. No Tenant Party shall encumber or obstruct the common entrances, lobbies, elevators, sidewalks and stairways of the Building(s) or the Project or use them for any purposes other than ingress or egress to and from the Building(s) or the Project.

2. Except as specifically provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Premises or the Building(s) without Landlord’s prior written consent. Landlord shall have the right to remove, at Tenant’s sole cost and expense and without notice, any sign installed or displayed in violation of this rule.

3. If Landlord objects in writing to any curtains, blinds, shades, screens, hanging plants or other similar objects attached to or used in connection with any window or door of the Premises or placed on any windowsill, and (a) such window, door or windowsill is visible from the exterior of the Premises and (b) such curtain, blind, shade, screen, hanging plant or other object is not included in plans approved by Landlord, then Tenant shall promptly remove such curtains, blinds, shades, screens, hanging plants or other similar objects at its sole cost and expense.

4. Deliveries shall be made no earlier than 7 a.m. or later than 6 p.m. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Project. Movement of furniture, office equipment or any other large or bulky material(s) through the Common Area shall be restricted to such hours as Landlord may designate and shall be subject to reasonable restrictions that Landlord may impose. A temporary loading permit is required for all temporary parking and such permit, which permit Landlord may provide in its sole and absolute discretion.

5. Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws. Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building(s) to such a degree as to be objectionable to other tenants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.

6. Tenant shall not use any method of HVAC other than that approved in writing by Landlord.

7. Tenant shall not install any radio, television or other antennae; cell or other communications equipment; or other devices on the roof or exterior walls of the Premises except in accordance with the Lease. Tenant shall not interfere with radio, television or other digital or electronic communications at the Project or elsewhere.

8. Canvassing, peddling, soliciting and distributing handbills or any other written material within, on or around the Project (other than within the Premises) are prohibited. Tenant shall cooperate with Landlord to prevent such activities by any Tenant Party.

9. Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises. Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal. Any Hazardous Materials transported through Common Area shall be held in secondary containment devices. Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials. Tenant is encouraged to participate in the waste removal and recycling program in place at the Project.

10. The Premises shall not be used for lodging or for any improper, immoral or objectionable purpose. No cooking shall be done or permitted in the Premises; provided, however, that Tenant may use (a) equipment approved in accordance with the requirements of insurance policies that Landlord or Tenant is required to purchase and maintain pursuant to the Lease for brewing coffee, tea, hot chocolate and similar beverages, (b) microwave ovens for employees’ use and (c) equipment shown on plans approved by Landlord; provided, further, that any such equipment and microwave ovens are used in accordance with Applicable Laws.

11. Tenant shall not, without Landlord’s prior written consent, use the name of the Project, if any, in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any Governmental Authority.

13. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not modify any locks to the Premises without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Tenant shall furnish Landlord with copies of keys, pass cards or similar devices for locks to the Premises.

15. Tenant shall cooperate and participate in all reasonable security programs affecting the Premises.

16. Tenant shall not permit any animals in the Project, other than for guide animals or for use in laboratory experiments.

17. Bicycles shall not be taken into the Building(s) (including the elevators and stairways of the Building) except into areas designated by Landlord.

18. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be deposited therein.

19. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, first obtains all necessary permits and licenses therefor from all applicable Governmental Authorities.

20. Smoking is prohibited inside the Building, except in designated outdoor areas of the Project (if any).

21. The Project’s hours of operation are currently 24 hours per day, seven (7) days per week.

22. Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by Applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

23. Tenant, at Tenant’s sole cost and expense, shall cause the Premises to be exterminated on a monthly basis to Landlord’s reasonable satisfaction and shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord, and to be treated against infestation by insects, rodents and other vermin and pests whenever there is evidence of any infestation. Tenant shall not permit any person to enter the Premises or the Project for the purpose of providing such extermination services, unless such persons have been approved by Landlord. If requested by Landlord, Tenant shall, at Tenant’s sole cost and expense, store any refuse generated in the Premises by the consumption of food or beverages in a cold box or similar facility.

24. If Tenant desires to use any portion of the Common Area for a Tenant-related event, Tenant must notify Landlord in writing at least thirty (30) days prior to such event on the form attached as Attachment 1 to this Exhibit, which use shall be subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Lease or the completed and executed Attachment to the contrary, Tenant shall be solely responsible for setting up and taking down any equipment or other materials required for the event, and shall promptly pick up any litter and report any property damage to Landlord related to the event. Any use of the Common Area pursuant to this Section shall be subject to the provisions of Article 28 of the Lease.

Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project, including Tenant. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease. Landlord reserves the right to make such other and reasonable additional rules and regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Project, or the preservation of good order therein; provided, however, that Tenant shall not be obligated to adhere to such additional rules or regulations until Landlord has provided Tenant with written notice thereof. Tenant agrees to abide by these Rules and Regulations and any such additional rules and regulations issued or adopted by Landlord. Tenant shall be responsible for the observance of these Rules and Regulations by all Tenant Parties.

ATTACHMENT 1 TO EXHIBIT G

REQUEST FOR USE OF COMMON AREA

REQUEST FOR USE OF COMMON AREA

Date of Request:

Landlord/Owner:

Tenant/Requestor:

Property Location:

Event Description:

Proposed Plan for Security & Cleaning:

Date of Event:

Hours of Event: (to include set-up and take down):

Location at Property (see attached map):

Number of Attendees:

Open to the Public?    [    ] YES        [    ] NO

Food and/or Beverages?            [    ] YES         [    ] NO

If YES:

•	Will food be prepared on site? [ ] YES [ ] NO

•	Please describe:

•	Will alcohol be served? [ ] YES [ ] NO

•	Please describe:

G-1-1

•	Will attendees be charged for alcohol? [ ] YES [ ] NO

•	Is alcohol license or permit required? [ ] YES [ ] NO

•	Does caterer have alcohol license or permit: [ ] YES [ ] NO [ ] N/A

Other Amenities (tent, booths, band, food trucks, bounce house, etc.):

Other Event Details or Special Circumstances:

The undersigned certifies that the foregoing is true, accurate and complete and he/she is duly authorized to sign and submit this request on behalf of the Tenant/Requestor named above.

[INSERT NAME OF TENANT/REQUESTOR]

By:
Name:
Title:
Date:

G-1-2

EXHIBIT H

PTDM

[See attached]

H-1

PARKING AND TRAFFIC DEMAND MANAGEMENT

FORT WASHINGTON REALTY TRUST

47 ERIE STREET AND RELATED PARKING

CAMBRIDGE, MA

April 28, 1999

Table of Contents

I.	General Project Description

II.	Commitment to Mode Split

III.	General Transportation Demand Management Programs

IV.	Alternative Mode Promotions and Incentives

V.	Alternative Work Programs

VI.	Parking Management and SOV Disincentives

VII.	Marketing Programs

VIII.	Monitoring and Reporting Plan

IX.	Office of workplace Development Commitment

X.	Corporate Offices Commercial Parking Certification

Attachments:

1.	Registration

2.	Certification

3.	Vehicle Trips

4.	Site Plan

5.	Guaranteed Ride Home Program

I.	General Project Description

The garage at 47 Erie Street (the “Garage”) is being constructed and will be owned by Fort Washington Realty Trust (“FWRT”) whose address is in care of Lyme Properties, 101 Main Street, 18th Floor, Cambridge, MA 02142. The Garage and 77 surface spaces located at 40 Erie Street and 270 Albany Street will provide the accessory parking spaces pursuant to the Cambridge Zoning Ordinance for 270 Albany Street, 21 Erie Street, 40 Erie Street (also known as 130 Waverly Street and Fort Washington Research Park Phase 1) and 200 Sidney Street (Fort Washington Research Park Phase 2) (together, the “Buildings”). Of these four Buildings, all but Fort Washington Phase 2 are built and occupied. All of the occupied buildings received certificates of occupancy prior to the enactment of the PTDM ordinance. The Garage contains a total of 447 accessory parking spaces. The 447 Garage spaces are allocated among the four Buildings as follows:

	Building Square Footage	# Spaces
270 Albany Street	70,000	90

21 Erie Street	52,000	63

40 Erie Street (130 Waverly Street)	109,000	125

200 Sidney Street	135,000	169

The existing surface spaces serve 40 Erie Street. A “Non-Commercial Parking Space Registration Form” for the Garage and existing surface spaces at 270 Albany and 40 Erie Street (a total of 524 spaces), a copy of which is attached, was filed with the Cambridge Department of Traffic, Parking and Transportation and approved by the Director on October 28, 1997 (Attachment 1).

A building permit for the garage was issued November 4, 1997 (#0997154), and construction will be complete on or about April 30, 1999.

1

The 447 accessory parking spaces in the Garage are located on six levels and served by two elevators. All of the Garage and surface spaces arc employee spaces. There are no commercial spaces in the Garage or surface lots. The gross size of the garage is 121,000 gross square feet.

The tenants located in the Buildings served by the Garage and surface lots are:

•	270 Albany Street:

•	Millennium Pharmaceuticals, Inc. (“Millennium”) – 200 employees

•	Plex, LLC (“Plex”) – 2 employees

•	21 Erie Street:

•	Heliotrope Studios Ltd. (“Heliotrope”) – 3 employees

•	Reprogensis, Inc. (“Reprogensis”) – 33 employees

•	TVisions, Inc. (“TVisions”) – 100 employees

•	40 Erie Street:

•	Vertex Pharmaceuticals, Incorporated (“Vertex”) – 261 employees

•	Millennium – 50 employees

•	200 Sidney Street:

•	Not yet leased, but expected to be 540 employees based on a projection of 4 persons per 1000 square feel

Average daily vehicle trips expected to be generated by the Buildings are set forth in the attached schedule (Attachment 3).

The nearest public transit is Central Square, approximately 7 miles away. The nearest bicycle paths or lanes are on Mass. Ave. in Central Square, along the Charles River at Memorial Drive and on the MIT campus.

Bicycle lanes are planned for the Sidney/Waverly/Vasser “Cambridge Roadway Improvements”. A site plan is attached showing the location of the Garage and the Buildings (Attachment 4).

2

The contact person for this project is Robert L. Green, Lyme Properties 18th Floor, 101 Main St., Cambridge, MA 02142, telephone, (617) 225-0909.

II.	Commitment to Mode Split

FWRT has agreed to a mode split goal of 61% for single occupancy vehicles.

III.	General Transportation Demand Management Programs

A.	Membership in Transportation Management Association

A Transportation Management Association is a private not-for-profit organization whose objective is to coordinate member business and other resources to improve transportation. The local organization, the Charles River Transportation Management Association (CRTMA), works with employers to develop voluntary, cost effective measures that benefit the members of the organization. The CRTMA assists businesses in developing internal transportation policies and programs that offer employees commute options at reduced costs. The CRTMA can facilitate the development of joint programs between groups of businesses. The CRTMA provides a connection with local, state and federal agencies to inform participating members of recent developments in transportation and assist in compliance with regulations. Services by the CRTMA include:

•	Corporate transportation policy analysis

•	Monitoring of government policy

•	Guaranteed ride home program

•	RideSource car and van matching

•	Information resource for commute alternative

•	Marketing of commute choices

•	Development of incentive programs

•	Employer transportation advisor and training program

•	Pedestrian and bicycle incentive program

•	Local shuttle bus service for members

3

FWRT or an affiliate will join the CRTMA. FWRT will include provisions in all future tenant leases informing them of the programs available under the CRTMA and encouraging participation by tenants.

B.	Guaranteed Ride Home

Many employees drive to work because of concern that they cannot get home quickly in the event of an emergency or need a car for unexpected travel. Either directly or through its leases with tenants, FWRT will provide a guaranteed ride home to employees in such an event. The attached CRTMA Guaranteed Ride Home Program or a similar one will be provided (Attachment 5).

C.	Employee Transportation Coordinator

FWRT will designate a full-time employee as Employee Transportation Coordinator (ETC) to assist in the day to day administration of TDM programs. The ETC will be responsible for coordination with CRTMA and tenants and staffing an on-site commuter services desk that will sell transit passes, tokens, and commuter checks; distribute marketing materials; and administer the guaranteed ride home program.

D.	Initial Tenant Survey

In all future tenant leases, FWRT will include a provision encouraging tenants to provide an initial survey upon occupancy including information about the characteristics and attitudes of employees and customers in order to refine existing TDM programs and develop new ones.

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E.	Electric Vehicle Recharging Facility

Promptly upon a request therefor by any tenant or employee of the Buildings, FWRT will install an electric vehicle recharging facility in the garage and will distribute information on the availability and use to tenants and visitors.

IV.	Alternative Mode Promotions and Incentives

A.	MBTA Corporate Pass Program and Subsidized Transit Passes

On-site sales of MBTA transit passes and commuter vouchers through the MBTA Corporate Pass Program will begin after at least 50% of the tenants have occupied 200 Sidney Street. Working with MBTA and CARAVAN, unsold passes will be carried over into the next month or returned for credit on future purchases. Sales will be monitored for several months to establish the appropriate number of passes to be purchased in subsequent months. FWRT will exercise reasonable efforts to negotiate lease provisions in future leases regarding tenants who do not presently subsidize MBTA passes to do so in the future.

B.	Participation in Private Bus Shuttle Service

FWRT has also met with CRTMA to discuss establishing shuttle service for the Buildings. The current CRTMA routes do not provide service to the Red Line or Central Square. With new membership and additional shuttle participation by its members, CRTMA has indicated that it might assume responsibility for operating shuttles that could provide service between the buildings and Central Square. However, because leases for substantially all of the space in the Buildings are already in effect and shuttle costs cannot be passed on tenants, FWRT is not able to unconditionally commit to such service unless it can be provided cost efficiently and the tenants voluntarily agree to pay for it. However working with CRTMA, FWRT will exercise reasonable efforts to convince tenants to participate and implement Red Line shuttle service.

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C.	Green Line Shuttle Study

Within twelve months of 90% occupancy of 200 Sidney Street, FWRT or CRTMA will complete a study on the feasibility of providing service connecting the Buildings to the B, C, and D Green Line branches. This study will be undertaken by FWRT alone or in combination with others including perhaps tenants of the Buildings or CRTMA and will include estimates of demand and cost. The study will be presented to the PDTM Planning Officer along with FWRT’s recommendations

D.	Ridesharing Vehicles

FWRT will provide up to 10% of accessory parking in convenient locations in order to encourage ridesharing. The actual number of spaces will be adjusted based on usage, but additional preferential spaces will be available as needed for new ridesharing vehicles. The Employee Transportation Coordinator will administer, monitor, and adapt the preferential parking as needed.

All site employees will be provided with access to CARAVAN for Commuter’s Ridesource regional ridesource matching database. Also, a project ridematching database will be developed.

E.	Bicycle and Pedestrian Programs

FWRT will provide secure bicycle parking in the garage and in exterior locations and such garage bicycle parking will be covered and secured. No less than the minimum parking required by zoning will be provided. Short term bicycle parking will be provided near building entrances for visitors, customers, and couriers.

6

Set forth below is a chart summarizing existing TDM programs for the Garage and lots:

	Millennium	Vertex	TVisions 4	FWRT on behalf of 200 Sidney
Shuttle Participation	✓

MBTA Pass Program[1]	✓			✓

Guaranteed Ride Home[2]	✓			✓

Carpooling and Caravan Ride matching				✓

Flexible Work Schedules	✓	✓

Publicity and Marketing				✓

Bicycles/Racks/Showers	✓	✓		✓

Discount and Preferential Parking for Vanpools and Carpools				✓

Financial Incentives [3]	✓

In all cases the TDM measures described hereunder will be implemented by FWRT, individual building owners, or the tenants of the Buildings.

V.	Alternative Work Programs

FWRT will include provisions in all leases giving tenants information on the advantages and benefits of telecommuting, flexible time and compressed work week programs and encouraging tenants to work directly with the City of Cambridge on such programs.

1.	Millennium offers full payment up to $60 per month, deducted form paychecks before taxes.
2.	Millennium also offers free taxi vouchers for meetings.
3.	Millennium offers $100 per quarter to employees who elect not to commute by public transit or car.
4.	21 Eric Street tenants of 35 or less employees excluded.

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ATTACHMENT 1

Non-Commercial Parking Space Registration Form

Name & address of parking facility operator SAME
Telephone

Type of facility:
(Check one)

Start of construction: Month 10 Day 30 Year 97

☐ Lot
☒ Garage

Opening of facility: Month 6 Day 1 Year 97

Type of request:
(Check one)

☒ New facility
☐ Modified facility

Type of Parking Spaces:

	Number of parking spaces Existing	Proposed	Type:	Number of parking spaces Existing	Proposed
Residential			Commercial		
Employee	14 / 15	447 47 Erie / 15 270 Albany	Patient		
Customer	254	62 40 Erie St.	Student		
Client			Guest		

Enforcement Actions Against the Parking Facility:

Departments who have taken action: NONE KNOWN

Departments who have action pending: NONE KNOWN

David Clem Trustee
Owner Signature & Title

David Clem Trustee
Operator Signature & Title

David Clem Trustee
Print Name (Owner) & Title

David Clem Trustee
Print Name (Operator) & Title

Department of Traffic, Parking and Transportation
57 Inman Street
Cambridge, MA 02139
ATTACHMENT 1
Non-Commercial Parking Space Registration Form
Name and address of property owner FORT WASHINGTON REALTY TRUST E MCNEIL MGMT., 320 NORWOOD PARK SOUTH, NORWOOD MA 02062
Telephone 617 762 4800
Name & address of parking facility operator SAME
Telephone
Name and address of facility 47 ERIE ST GARAGE, 47 ERIE ST, CAMBRIDGE MA 0213
Telephone
Type of facility: (Check one)
Lot X Garage
Start of construction: Opening of facility:
Month 10 Day 30 Year 97 Month 6 Day 1 Year 97
Type of request: (Check one)
x New facility Modified facility
Type of Parking Spaces:
Residential
Employee
Customer
Client
Number of parking spaces
Existing 14 15 254
Proposed 447 47 Erie 15 62 270 Albany 40 Erie St.
Number of parking spaces
Type: Existing Proposed
Commercial
Patient
Student
Guest
Do you have any existing parking facility permits? Yes x No
Type of permit and date issued. SEE ATTACHED LETTER FROM LAUREN PRESTON DATED JAN 27, 1995
forcement Actions Against the Parking Facility:
Departments who have taken action : NONE KNOWN
Departments who have action pending: NONE KNOWN
hereby certify that a commercial parking permit has been obtained for each space being used for commercial parking. None of the other existing or proposed parking spaces at this parking facility have been or will be available as commercial parking spaces until a commercial parking permit therefor has been obtained. I also certify that all information supplied an form is true, accurate and complete.
er Signature & Title David Clem Trustee
Operator Signature & Title David Clem Trustee
nt Name (Owner) & Title David Clem Trustee
Print Name (Operator) & Title David Clem Trustee

FOR TRAFFIC, PARKING AND TRANSPORTATION DEPARTMENT USE ONLY
DO NOT WRITE BELOW THIS LINE
ATTACHMENT 1
Date Received: 10/22/97
Comments: Elimination of 14 surface lots space at 47 Erie St. to construct a 6 level 447 space garage of elimination of 220 surface lot spaces at 40 Erie St. to construct a 4 story office/R&D building . All the seven figuration of surface lot spaces for existing building at 40 Erie St and maintains existing spaces at 40 Erie St. and 270 Albany St
Category:
Residential
X Non-Residential or Non-Commercial
Number of parking spaces approved:
residential
524 non-residential or non-commercial
Approved: E Clippings
Traffic Director
Date: 10-28-97
Additional Comments:
447 Garage spaces at 47 Erie St.
62 Lot spaces at 40 Erie St.
5 Garage spaces at 270 Albany St.
10 Lot spaces at 270 Albany St.
524 Total spaces for use
9/97

Attachment 2

Certification

I hereby certify that a commercial parking permit has been obtained for each space being used for commercial parking. None of the other existing or proposed parking spaces at this parking facility have been or will be available as commercial parking spaces until a commercial parking permit therefor has been obtained.

Fort Washington Realty Trust

/s/ David M. Roby, Trustee

David M. Roby, Trustee

Date	3/11/99

Attachment 3

Vehicle Trips

337,000 SF of lab space @ ITE 760	= 2,782 trips/day

20,000 SF of office @ ITE 710	= 386 trips/day

Total trips	= 3168 trips/day

3168 x 65.6	= 2078 trips/day

ATTACHMENT 4

SIDNEY STREET
WAVERLY STREET
ERIE STREET
ALLSTON ST.
MERRIAM ST. (PRIVATE)
ALBANY STREET
LOCATION PLAN
SCALE: 1 IN. = 40 FT.

CHARLES RIVER TRANSPORTATION MANAGEMENT ASSOClATION

c/o Cambridge Technology Partners 304 Vassar Street Cambridge, MA 02139 Phone 617•679•5381 Fax 617•374•8300 email coinl@mit.edu

By Fax 5 Pages

April 21, 1999

Joseph Barr

TDM Planner

City of Cambridge

Community Development

57 Inman St.

Cambridge, MA 02139

Dear Joe:

Please find attached generic documentation for Charles River Transportation Management Association’s Guaranteed Ride Home program.

In the past few weeks, we have worked with a number of businesses and developers who are in the process of preparing IPOP or PTDM plans. Many of these entities have indicated they will join CRTMA, and rely on us for Guaranteed Ride Home program.

The attached policies and procedures will provide you with an overview of how our program will work. The policy and procedure will be reviewed, and may be modified based on the needs of different CRTMA members, but I anticipate programs will be substantially the same.

Perhaps we should revisit City of Cambridge participation in CRTMA. We would be very interested in implementing a Guaranteed Ride Home program, and other TDM measures for city employees as well!

I will call to answer any questions that you may have about Guaranteed Ride Home.

Sincerely,

Jim Gascoigne
Executive Director

cc	Tom Lucey
Tom Ragno
Debbie Black
Joan Peyrebrune
Bob Green

Set forth below is a chart summarizing existing TDM programs for the Garage and lots:

	Millennium	Vertex	TVisions 4	FWRT on behalf of 200 Sidney
Shuttle Participation	✓

MBTA Pass Program[1]	✓			✓

Guaranteed Ride Home[2]	✓			✓

Carpooling and Caravan Ride matching				✓

Flexible Work Schedules	✓	✓

Publicity and Marketing				✓

Bicycles/Racks/Showers	✓	✓		✓

Discount and Preferential Parking for Vanpools and Carpools				✓

Financial Incentives [3]	✓

In all cases the TDM measures described hereunder will be implemented by FWRT, individual building owners, or the tenants of the Buildings.

V.	Alternative Work Programs

FWRT will include provisions in all leases giving tenants information on the advantages and benefits of telecommuting, flexible time and compressed work week programs and encouraging tenants to work directly with the City of Cambridge on such programs.

1.	Millennium offers full payment up to $60 per month, deducted form paychecks before taxes.
2.	Millennium also offers free taxi vouchers for meetings.
3.	Millennium offers $100 per quarter to employees who elect not to commute by public transit or car.
4.	21 Eric Street tenants of 35 or less employees excluded.

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VI.	Parking Management and SOV Disincentives

FWRT will control access to the Garage by issuance of access cards and control devices installed at entrances to the Garage.

VI.	Marketing Programs

A.	New Employees

FWRT will compile material and information on each of these measures and provide all of its tenants’ employees with a commute alternatives “packet.” In addition to information on each measure, the packet will include a set of guidelines explaining available options and how to establish an in-house TDM program and/or benefits of participating in the local transportation management association. The packet will also include public transportation schedules, bicycle path information, location of on-site bicycle parking and location of changing/showering facilities.

B.	Commuter Newsletter

FWRT will distribute a quarterly newsletter focusing on alternative commuting. The newsletter will include information on existing the new TDM programs, discuss advantages of alternative modes, provide maps of transit and shuttle bus routes, provide a question and answer section, and provide phone numbers addresses and website addresses for alternative commute resources and programs. FWRT will designate an individual responsible for the production and distribution of the newsletter, or contract the task to a third party such as CRTMA.

C.	Website

FWRT or CRTMA will develop and maintain a website devoted to alternative commute programs and measures or containing a section devoted to alternative commuting. At a minimum, the website will describe the programs, resources and measures provided to FWRT tenants and contain links to other websites such as City of Cambridge, MBTA and CARAVAN for Commuters that provide alternative commuter services and information.

8

D.	Promotion of Transportation Fair/Events

FWRT will notify its tenants (via flyers or posting at kiosk, bulletin boards, etc.) of upcoming transportation fairs and events organized by others as the schedules for such events become available. FWRT or CRTMA will organize an on-site transportation information fair at least once a year.

E.	Commuter Information Centers

Commuter Information Centers, including bus schedules and maps, ridesharing marketing forms and information about the guaranteed ride home program, will be created in a central location on site.

VII.	Monitoring and Reporting Plan

The monitoring and reporting plan will include the following:

•	Yearly mode split surveys, including questions about attitudes and suggestions 4/26/99 for new programs.

•	Bi-yearly driveway and parking occupancy counts (starting with the first year of occupancy).

•	Commitment to report this information to the city on a yearly basis for use in determining whether the project is meeting its mode split commitment.

IX.	Office of Workforce Development Commitment

FWRT commits to work with the Cambridge Office of Workforce Development.

X.	Corporate Office Certification

Attached is the Corporate Office Certification concerning commercial parking (Attachment 2).

9

EXHIBIT I

TENANT’S PROPERTY

None as of the Execution Date.

I-1

EXHIBIT J

FORM OF ESTOPPEL CERTIFICATE

To:	BMR-Sidney Research Campus LLC
17190 Bernardo Center Drive
San Diego, California 92128
Attention: Vice President, Real Estate Legal

BioMed Realty, L.P.
17190 Bernardo Center Drive
San Diego, California 92128

Re:	[PREMISES ADDRESS] (the “Premises”) at 40 Erie Street, Cambridge, Massachusetts (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1. Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of [            ], 20[    ]. The Lease has not been cancelled, modified, assigned, extended or amended [except as follows: [                    ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property. The lease term expires on [            ], 20[    ].

2. Tenant took possession of the Premises, currently consisting of [                ] square feet, on [            ], 20[    ], and commenced to pay rent on [            ], 20[    ]. Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows: [                    ]].

3. All base rent, rent escalations and additional rent under the Lease have been paid through [            ], 20[    ]. There is no prepaid rent[, except $[        ]][, and the amount of security deposit is $[        ] [in cash][OR][in the form of a letter of credit]]. Tenant currently has no right to any future rent abatement under the Lease.

4. Base rent is currently payable in the amount of $[        ] per month.

5. Tenant is currently paying estimated payments of additional rent of $[        ] per month on account of real estate taxes, insurance, management fees and Common Area maintenance expenses.

6. All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant[, except [        ]], and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid.

J-1

7. To Tenant’s knowledge, the Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [                    ]].

8. [Tenant has the following expansion rights or options for leasing additional space at the Property: [                    ].][OR][Tenant has no rights or options to purchase the Property.]

9. To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises or the Project in violation of any environmental laws.

10. The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is [acquiring the Property/making a loan secured by the Property] in reliance on this certificate and that the undersigned shall be bound by this certificate. The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], BMR-Sidney Research Campus LLC, BioMed Realty, L.P., BioMed Realty Trust, Inc., and any [other] mortgagee of the Property and their respective successors and assigns.

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [    ] day of [            ], 20[    ].

INTELLIA THERAPEUTICS, INC.
a Delaware corporation

By:
Name:
Title:

J-2

EXHIBIT K

DEFINITION OF OBSOLETE EQUIPMENT

Obsolete equipment shall mean:

•	The equipment is outdated, such that it is not reasonable to continue investing in it, and must be repaired or replaced to be fit for its expected use;

•	The equipment is no longer supported by the manufacturer, and must be repaired or replaced to be fit for its expected use;

•	Component or compatible parts of the equipment are no longer available;

•	The equipment is no longer compatible with other equipment in the Building;

•	The cost to replace the equipment is equal to or less than the cost to repair the equipment;

•	The equipment poses a safety risk; and/or

•	The equipment no longer meets local/state/national guidelines, and must be repaired or replaced to be fit for its expected use.

K-1

EXHIBIT L

SIGNAGE PLAN

[See attached]

L-1

SIGNAGE
LOCATION

ARROWSTREET 40 ERIE STREET EXTERIOR RENDERING AT MAIN ENTRY / 17 September 2015